As filed with the Securities and Exchange Commission on August 24, 2005

                               FILE NO. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         XTREME COMPANIES, INCORPORATED


                 (Name of small business issuer in its charter)


       Nevada                            3730                   88-0394012
      -------                           -------                 ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  (I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
organization                                                     No.)



                      300 Westlink Dr, Washington, MO 36090
                            Telephone: (636) 390-9000
                            -------------------------
          (Address and telephone number of principal executive offices)

                      300 Westlink Dr, Washington, MO 36090
                            Telephone: (636) 390-9000
                            -------------------------
(Address of principal place of business or intended principal place of business)

                                   Kevin Ryan
                      Chief Executive Officer and Chairman
                      300 Westlink Dr, Washington, MO 36090
                            Telephone: (636) 390-9000
                            -------------------------
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                              Amy M. Trombly , Esq.
                              Trombly Business Law
                           1163 Walnut Street, Suite 7
                                Newton, MA 02461
                                 (617) 243-0060

  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE



                      Proposed
Title of each         maximum       Proposed maximum    Amount of
Class of securities.  Amount to be  offering price      aggregate offering    Registration
To be registered      registered    per unit            price                 fee

Common Stock,
..001 Par Value        37,148,654    $0.175               6,501,014             $765.17


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from Stock splits, stock dividends or similar transactions.

(2) The price of $0.175 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on August 23, 2005 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act Of 1933, as amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                         XTREME COMPANIES, INCORPORATED

                     OFFERING UP TO 37,148,654 COMMON SHARES

This prospectus relates to the resale of up to 37,148,654 shares of our common stock by current stockholders and by Preston Capital Partners, LLC, which will become a stockholder pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Preston Capital. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to the Investment Agreement. All costs associated with this registration will be borne by us.

A "put right" permits us to require Preston Capital to buy shares of our common stock pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $5 million in shares of our common stock to Preston Capital. Preston Capital will pay us 95% of the average of four lowest posted bid prices of our common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol XTME.OB. On July 14, 2005, the last reported sale price of our common stock was $0.21 per share.

Preston Capital and U.S. Euro Securities, LLC are "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement.

                 This Investment Involves A High Degree Of Risk.
     You Should Purchase Securities Only If You Can Afford A Complete Loss.
                     See "Risk Factors" Beginning On Page 3.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject  to  Completion,  the  date  of  this  prospectus  is  August 24,  2005.





                               TABLE  OF  CONTENTS

Prospectus  Summary                                                         2
Risk  Factors                                                               4
Use  Of  Proceeds                                                           8
Determination  Of  Offering  Price                                          9
Dilution                                                                    9
Selling  Security  Holders                                                 10
Plan  Of  Distribution                                                     11
Legal  Proceedings                                                         12
Directors,  Executive  Officers,  Promoters  And  Control  Persons         12
Security  Ownership  Of  Certain  Beneficial  Owners  And  Management      13
Description  Of  Securities                                                15
Interest  Of  Named  Experts  And  Counsel                                 15
Disclosure  Of  Commission  Position  Of  Indemnification  For  Securities
Act  Liabilities                                                           15
Cautionary  Statement  Concerning  Forward-Looking  Statements             16
Description  Of  Business                                                  16
Management's  Discussion  And  Analysis  Of  Plan  Of  Operation           20
Description  Of  Property                                                  26
Certain  Relationships  And  Related  Transactions                         26
Market  For  Common  Equity  And  Related  Stockholder  Matters            29
Executive  Compensation                                                    30
Financial  Statements                                                      31
Changes In And Disagreements With Accountants On Accounting And
Financial Disclosure                                                       39
Indemnification Of Directors And Officers                                  47
Other Expenses Of Issuance And Distribution                                47
Recent Sales Of Unregistered Securities                                    47
Exhibits                                                                   62
Undertakings                                                               61

                                        1
PROSPECTUS  SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial Statements included in this prospectus and the notes relating to the financial statements.

OUR  COMPANY

We design and manufacture high-performance commercial boats used by fire, police, and military personnel for fire, rescue and patrol. We are a complete design-to-manufacturing organization, creating or licensing designs, and creating tooling, molds, and parts necessary to assemble our products in-house.

Our products combine innovative designs with power, safety, handling and stability to create boats designed to protect and save lives. We market our low cost, rapid response boats directly to municipalities and other government agencies, such as fire departments, police departments, city port-authorities and the military.

We also are exclusive distributors for Marine Holdings, Inc. d/b/a Challenger Offshore. Challenger offers a line of high-performance cabin cruisers, and fishing boats.

We are a publicly traded company that trades on the Over-the-Counter bulletin Board of the National Quotation Service under the ticker symbol "XTME.OB"

HOW  TO  CONTACT  US

The address of our principal executive office is 300 Westlink Dr, Washington, MO 63090. Our telephone number is (636) 390-9000. Our website address is www.xtremecos.com. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

SALES  BY  OUR  SELLING  STOCKHOLDERS

This prospectus relates to the resale of up to 37,148,654 shares of our common stock by existing stockholders and Preston Capital Partners who will become a stockholder pursuant our Investment Agreement.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:





Stockholder                                     Number  of  Shares(1)
---------------------------------------------   ------------------

Dutchess  Private  Equities  Fund, LP           5,402,667  shares
Dutchess Private Equities Fund, II, LP          6,090,113  shares
eFund Capital Partners, LP                      6,591,123  shares
eFund Small Cap, LLC                            1,385,650  shares
Dutchess Advisors, LLC                          2,229,101  shares
Marketbyte, LLC                                   250,000  shares
Kevin Ryan                                        200,000  shares
Preston  Capital  Partners,  LLC               15,000,000  shares

Total  common  stock  being  registered        37,148,654  shares


(1) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 15,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 15,000,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 15,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

THE  OFFERING
                                        2


Common  stock  Offered:                37,148,654  shares

Use  of  Proceeds:                     We will not receive any proceeds from the
                                       sale  by the selling stockholders of our
                                       common  stock.  We will receive proceeds
                                       from  our  Investment  Agreement  with
                                       Preston  Capital.  The proceeds from our
                                       exercise  of  the  put right pursuant to
                                       the  Investment  Agreement  will be used
                                       for  working  capital  and  general
                                       corporate  expenses,  expansion  of  our
                                       internal  operations  and  potential
                                       acquisition  costs.  See  "Use  of
                                       Proceeds."

Symbol  for  our  common  stock:       Our  common  stock  trades  on  the
                                       OTCBB  Market  under  the  symbol
                                       "XTME.OB"

THE  INVESTMENT  AGREEMENT

The Investment Agreement we have with Preston Capital Partners allows us to "put" to Preston Capital Partners up to $5,000,000 total. Preston must purchase from us the number of shares of common stock having an aggregate purchase price equal to the lesser of (i) the put amount, and (ii) 20% of the aggregate trading volume of our common stock during the five trading days after we deliver the put notice times 95% of the average of four lowest closing bid prices of our common stock during the five trading days after we deliver the put notice. No put shall exceed $100,000. The purchase price for our common stock identified in the put notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five trading days after we deliver the put notice to Preston Capital Partners. We can initiate a new put after we close on the prior put.

Preston Capital Partners will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

- the issuance of the Securities will not violate the shareholder approval requirements of the Principal Market;

- there shall have been no materially adverse change in our company which shall cause the registration statement and underlying prospectus to become ineffective;

-  we have reserved a sufficient amount of common stock for issuance to Preston;

- the issuance of common stock does not violate our Articles of Incorporation or by-laws;

- we make all necessary filings with the SEC as determined by the SEC rules and regulations and all filings shall be true and complete;

-  we  have  not  declared  bankruptcy;

-  the  underlying  registration  statement  and  prospectus remains effective.;

- the price of our common stock is above the Minimal Acceptable Price which is defined as 75% of the average of the closing bid prices of the common stock on the previous fifteen days a Put Notice is given; and

-  we  have  delivered  to  the  investor  the  common  stock  for  the  Put.

The  Investment Agreement will terminate when any of the following events occur:

- Preston Capital Partners has purchased an aggregate of $5,000,000 of our common stock;

-  36  months  after  the  SEC  declares  this registration statement effective;

- trading of our common stock is suspended for a period of 5 consecutive trading days;

                                        3

- we shall not have filed with the SEC the initial Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the initial Registration Rights Agreement within one hundred and twenty (120) calendar days of the date hereof or the Registration Statement has not been declared effective within one hundred eighty (180) calendar days of the date hereof;

-  our  common  stock  ceases  to  be  registered  under  the  1934  Act.

DILUTION

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Preston Capital Partners, LLC. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. For example, if our share price were to stay at $0.19 during the term of the Equity Line, we would have to issue 26,315,789 shares of common stock to fully access the Equity Line. However, if our stock were to stay at $0.10 during the term of the Equity Line, we would have to issue 52,631,579 shares of common stock to fully access the Equity Line.

OUR  CAPITAL  STRUCTURE  AND  SHARES  ELIGIBLE  FOR  FUTURE  SALE



Shares of common stock outstanding as of June 3, 2005      17,293,119

Shares of common stock potentially issuable upon
exercise of the put right to Preston Capital Partners (1)  15,000,000

Shares of common stock potentially issuable to
Dutchess Private Equities Fund                              3,702,667

Shares of common stock potentially issuable to
Dutchess Private Equities Fund, II, LP                      6,090,113

Shares of common stock potentially issuable to
eFund Capital Partners                                      2,480,000
                                                          -----------

Total Shares Outstanding After the Offering                44,565,899


(1) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 15,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 15,000,000, depending on the trading price of our common stock. On July 14, 2004, the closing price of our common stock was $0.21. Assuming we issue puts only at $0.21, we would be able to access approximately $3 million of our equity line pursuant to the Investment Agreement. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 15,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

RISK  FACTORS

You should carefully consider the following risk factors. If any of the following risks occur, our business, financial condition, operating results, and cash flows could be materially adversely affected.

RISKS  RELATED  TO  OUR  BUSINESS

We  had  losses since our inception and expect losses to continue in the future.
We may never become profitable. We have historically generated substantial losses, which, if continued, could make it difficult to fund our operations or successfully execute our business plan, and could adversely affect our stock price. We experienced net losses of $(1,465,532) for the year ended December 31, 2004. We anticipate that we will have losses for the foreseeable future. We may never become profitable.

                                        4

WE HAVE A LIMITED OPERATING HISTORY AND MAY NEVER ACHIEVE OR SUSTAIN PROFITABLE OPERATIONS.

We are a development stage production company. We acquired our subsidiary, on October 1, 2003. We have not generated any revenue. Our ability to successfully commercialize our products will depend on, among other things, ability to manufacture and distribute the products, and the relative cost to the customer of our product as compared to alternative competitive products. Because we focus on emerging markets, market reaction can be difficult to predict. As a result, we may never achieve or sustain profitable operations.

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION AND IF WE DO NOT GENERATE ENOUGH CASH FROM OPERATIONS TO SUSTAIN OUR BUSINESS WE MAY HAVE TO LIQUIDATE ASSETS OR CURTAIL OUR OPERATIONS.

The accompanying financial statements have been prepared assuming we will continue as a going concern. Conditions exist which raise substantial doubt about our ability to continue our business unless we are able to generate sufficient cash flows to meet our obligations and sustain our operations. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

WE DEPEND ON OUR SUPPLIERS AND IF WE CANNOT OBTAIN CERTAIN COMPONENTS FOR OUR PRODUCTS, WE MIGHT HAVE TO DEVELOP ALTERNATIVE DESIGNS THAT COULD INCREASE OUR COSTS.

We depend upon a number of suppliers for components of our products. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we may need to select new suppliers, redesign or reconstruct process we use to build the hulls, which management believes would take a minimum of one year. We may not be able to manufacture any vehicles for a period of time, which could materially adversely affect our business, results from operations, and financial condition.

OUR GOVERNMENT BUSINESS TARGETS A LIMITED NUMBER OF POTENTIAL CUSTOMERS, AND IF WE CANNOT OBTAIN GOVERNMENT CONTRACTS, WE MAY NOT EARN REVENUES.

Obtaining government contracts may involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, budgetary constraints, political agendas, extensive specification development, price negotiations and milestone requirements. Each government agency also maintains its own rules and regulations with which we must comply and which can vary significantly among agencies. Governmental agencies also often retain some portion of fees payable upon completion of a project and collection of these fees may be delayed for several months.

WE ARE SUBJECT TO SUBSTANTIAL COMPETITION AND WE MUST CONTINUE RESEARCH AND DEVELOPMENT TO REMAIN COMPETITIVE.

We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive. Competitors may attempt to independently develop similar designs or duplicate our products or designs. We or our competitors may intentionally or unintentionally infringe upon or misappropriate products or proprietary information. In the future, litigation may be necessary to enforce intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time consuming and costly. We operate under a licensing agreement with Albert Mardikian who owns a patented progress v-hull design patent #6168481. Any patent or patents sub-licensed to us relating to current or future products may be challenged, invalidated, or circumvented or the rights granted thereunder will may not be held valid if subsequently challenged.

Our products are based on technological innovation. Consequently, the life cycles of some of our products can be relatively short. Our success depends significantly on our ability to establish and maintain a competitive position in this field. Our products may not remain competitive in light of technological developments by others. Our competitors may succeed in discovering and developing technology before we do that would render our technology, and hence our products, obsolete and noncompetitive.

WE MUST COMPLY WITH ENVIRONMENTAL REGULATIONS OR WE MAY HAVE TO PAY EXPENSIVE PENALTIES OR CLEAN UP COSTS.

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, and contracting for recycling or disposal of, hazardous or toxic substances or wastes, including environmentally sensitive materials, such as batteries, solvents, lubricants, degreasing agents, gasoline and resin. We must comply with certain requirements for the use, management, handling, and disposal of these materials. We do not maintain insurance for pollutant cleanup and removal. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high.

                                        5

IF WE DO NOT COMPLY WITH GOVERNMENT REGULATIONS, WE MAY BE UNABLE TO SHIP OUR PRODUCTS OR HAVE TO PAY EXPENSIVE FINES OR PENALTIES.

We are subject to regulation by county, state, and federal governments, governmental agencies, and regulatory authorities from several different countries. If we fail to obtain regulatory approvals or suffer delays in obtaining regulatory approvals, we may not be able to market our products and services, and generate revenues. Further, we may not be able to obtain necessary regulatory approvals. Although we do not anticipate problems satisfying any of the regulations involved, we cannot foresee the possibility of new regulations, which could adversely affect our business. Further our products are subject to export limitations and we may be prevented from shipping our products to certain nations or buyers.

WE RELY ON PROPRIETARY DESIGNS AND RIGHTS AND IF WE HAVE TO LITIGATE THOSE RIGHTS, OUR EXPENSES COULD SUBSTANTIALLY INCREASE.

Our intellectual property is important to our business. We rely on a combination of license rights, trade secret laws, confidentiality procedures, and contractual provisions to protect our intellectual property. The patents and patents-pending protect and enhance the construction of the sleek, progressive "V" and double pad-bottomed "V-hull" boat. The hull is designed so that as water hits the hull, it flows to the next convenient degree, creating a lift and literally raising the boat to the top of the water. The progressive "V" hull gives the boats excellent stability and handling at low and high speeds, extraordinary tracking for precision handling, and reliability when utilized in emergency and natural disaster situations.

Our success and ability to compete depend, in part, on the protection of our designs and technology. In addition, our technology could infringe on patents or proprietary rights of others. We have not undertaken or conducted any comprehensive patent infringement searches or studies. If any third parties hold any conflicting rights, we may be required to stop making, using or selling our products or to obtain licenses from and pay royalties to others. Further, in such event, we may not be able to obtain or maintain any such licenses on acceptable terms, if at all. We may need to engage in future litigation to enforce intellectual property rights or the rights of customers, to protect trade secrets or to determine the validity and scope of proprietary rights of others, including customers. This litigation could result in substantial costs and diversion of resources and could materially and adversely affect our results of operations.

Pursuant to the Business Asset Sale, License and Assignment of Rights Agreement between Sonic Jet Performance, Inc. and Rockwell Power Systems, Inc., we were granted a license for a period of twenty years to the use the "Sonic Jet Performance" name and granted Rockwell the authority to market and sell Fire and Rescue and Recreational boats everywhere in the world except the Middle East(including Egypt, Lebanon, Turkey, Syria, Jordan, Iraq, Saudi Arabia, Bahrain, Oman, Qatar, the UAE, and Yemen).

In addition, Rockwell was assigned the contractual right to use the Fire and Rescue Jet design as provided for under the 2001 License Agreement made between Sonic Jet Performance, Inc. and Mardikian Marine Design et al dated December 21,2001. On March 16, 2005, we changed the name of our subsidiary, Rockwell Power Systems, to First Responder, Inc.

RISKS  RELATED  TO  THIS  OFFERING  AND  OUR  COMMON  STOCK

"PENNY  STOCK"  RULES  MAY  MAKE  BUYING  OR  SELLING  OUR SECURITIES DIFFICULT.

Trading in our securities is subject to the Securities and Exchange Commission's "penny stock" rules and trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

                                        6

WE MAY NOT BE ABLE TO RAISE SUFFICIENT FUNDS PURSUANT TO OUR INVESTMENT AGREEMENT WITH PRESTON AND THEREFORE MAY NEED TO SEEK ADDITIONAL CAPITAL

The Investment Agreement we have with Preston Capital Partners allows us to "put" to Preston Capital Partners up to $5,000,000 total. Preston must purchase from us the number of shares of common stock having an aggregate purchase price equal to the lesser of (i) the put amount, and (ii) 20% of the aggregate trading volume of our common stock during the five trading days after we deliver the put notice times 95% of the average of four lowest closing bid prices of our common stock during the five trading days after we deliver the put notice. No put shall exceed $100,000. The purchase price for our common stock identified in the put notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five trading days after we deliver the put notice to Preston Capital Partners.
Additionally, we can not initiate a new put until the prior put has closed. Since the amount we can put to Preston is limited by the volume of our common stock or the cap of $100,000, we may not be able to access sufficient funds under the Investment Agreement to meet our capital requirements.

WE MAY NOT HAVE SUFFICIENT SHARES AVAILABLE TO FULLY ACCESS THE EQUTIY LINE WITH PRESTON CAPITAL AND, AS A RESULT, WE MAY NEED TO SEEK ADDITIONAL CAPITAL TO MEET OUR WORKING CAPITAL NEEDS.

We may only issue a put to Preston if we have register shares of common stock available. This prospectus is registering 15,000,000 shares of common stock that we may issue pursuant to the equity line if the Registration Statement is declared effective by the SEC. We have assumed that we will issue not more than 15,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 15,000,000, depending on the trading price of our common stock. On July 14, 2004, the closing price of our common stock was $0.21. Assuming we issue puts only at $0.21, we would be able to access approximately $3 million of our equity line pursuant to the Investment Agreement. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 15,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

Additionally, as of August 23, 2005 we had approximately 17 million shares of common stock outstanding. This prospectus is registering approximately 37 million additional shares, of which 15 million shares are allocated to the Equity Line with Preston Capital. If we issue all the shares as contemplated by this Prospectus, we will have approximately 54 million shares outstanding. We are authorized to issue up to 100 million shares of common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than the 15 million shares registered on this Prospectus, but if we were to exercise the put right in that manner, and such issuance would require us to exceed 100 million shares outstanding, we would have to seek shareholder approval to increase our authorized shares. Since we have issued significantly less shares than we have authorized, we believe we will not need to seek shareholder approval in the foreseeable future. However, if we do need to seek shareholder approval, we can not predict if shareholders would approve such an increase in our authorized shares for purposes of accessing the Equity
Line or any other purpose. If we need an increase in authorized shares and shareholders do not approve the increase, we may not be able to fully access the Equity Line.

If we can not raise sufficient funds pursuant to our Investment Agreement with Preston to meet our capital requirements, we will need to seek additional funding which may not be available on terms acceptable to us or at all.

PRESTON CAPITAL MAY SHORT SELL OUR STOCK DURING THE PERIODS WE ISSUE A PUT WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to the Investment Agreement, Preston Capital has the right to short sell the amount of stock we expect to issue to them during the period we issue a put. If Preston Capital actually sells our stock short, our stock price may decrease. If our stock price decreases, you may lose some or all of your investment.

 EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH PRESTON.

The sale of shares pursuant to our Investment Agreement with Preston will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Preston to draw down on the full equity line with Preston. If our stock price decreases, then our existing stockholders would experience greater dilution.

                                        7

PRESTON WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

The common stock to be issued under our agreement with Preston will be purchased at a 5% discount to the lowest closing bid price for the four days immediately following our notice to Preston of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline and you may not be able to sell our stock for more than you paid for it.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD,WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

USE  OF  PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of Common Stock to Preston under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 95% of the average of the four lowest closing bid prices of our common stock for the five days immediately following the date of our notice of election to exercise our put. For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Preston Capital Partners is obligated to purchase. The table assumes estimated offering expenses of $25,000.



                                                      Proceeds           Proceeds
                                                        If 100% Sold     If 50% Sold
                                                      -------------      ------------
Gross Proceeds                                         $5,000,000         $2,500,000
Estimated Expenses of the Offering                     $25,000            $25,000
                                                      -------------      ------------
Net Proceeds                                           $4,975,000         $2,475,000
                                                      =============      ===========

                                                         Priority         Priority
                                                      -------------      ------------

Working capital and general corporate expenses  1st    $2,000,000         $1,000,000
Expansion of internal operations                2nd    $2,000,000         $1,000,000
Potential acquisition costs                     3rd    $975,000           $  475,000
                                                      -------------      ------------
                                                       4,975,000         $2,475,000
                                                      =============      ===========

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                                        8

While the exact use of funds raised for working capital will depend upon the amount and timing of those funds, we intend to use working capital funds for the following:


-     increase  our  dealer  networks;
-     create  advertising campaigns to increase dealer awareness of our company;
- develop promotional material to build brand equity in the boats we offer;and
- hire additional employees experienced in boat manufacturing, distribution and sales.

DETERMINATION  OF  OFFERING  PRICE

The selling stockholders may sell shares in any manner at the current market price or through negotiated transactions with any person at any price.

DILUTION

Our net tangible book value as of December 31, 2004 was ($383,143), or ($ ..0347) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Preston Capital Partners, LLC. The amount of dilution will depend on the offering price and number of shares to be issued. The following example shows the dilution to new investors at an offering price of $.20 per share.

If we assume that we were to issue 15,000,000 shares of common stock to Preston Capital Partners, LLC at an assumed offering price of $.20 per share, less $25,000 of offering expenses, our net tangible book value as of December 31, 2004 would have been $4,591,857 or $.1274 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.1621 per share and an immediate dilution to new shareholders of $.0724 per share.

Assumed  public  offering  price  per share                                $.20
Net  tangible  book value per share before this offering                ($.0347)
Net  tangible  book  value  after this offering                      $4,591,857
Net  tangible  book  value per share after this offering                 $.1274
Dilution  of  net  tangible book value per share to new investors        $.0724

Increase  in  net tangible book value per share to existing shareholders $.0724.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Preston Capital Partners, LLC. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $.20 per share per share and 25%, 50% and 75% discounts to that price.


                           75%           50%           25%            0%
Offering Price:  $       0.20
Discount. . . .             5%            5%            5%            5%
Purchase Price.  $       0.05   $      0.10   $      0.14   $      0.19
No. of Shares .   105,263,158    52,631,579    35,087,719    26,315,789
Shares O/S Prior   17,293,119    17,293,119    17,293,119    17,293,119
Shares O/S After  122,556,277    69,924,698    52,380,838    43,608,908
% O/S . . . . .          85.9%         75.3%         67.0%         60.3%


(1) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $5 million in gross proceeds. The number of shares to be issued under the equity line, calculated using the discounted prices, $.05, $.10, $.15 and $.20 divided into $5,000,000.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

                                        9

SELLING  SECURITY  HOLDERS

Based upon information available to us as of June 3, 2005, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.



                           Ownership Before        Shares Being          Ownership After     Percentage
                               Offering                Offered             Offering(1)       Owned After
                                                                                             The Offering (2)

                         --------------------  --------------------   ---------------------  ---------------------


Dutchess  Private  Equities
  Fund,  LP (3)                    1,700,000             5,402,667                    0             *
Dutchess Private Equities
 Fund II, LP   (3)                         0             6,090,113                    0             *
Dutchess Advisors, LLC (3)         2,229,101             2,229,101                    0             *
Preston Capital Partners, LLC (4)          0            15,000,000 (5)                0             *
eFund Capital Partners, LLC (6)    4,111,123             6,591,123                    0             *
eFund Small Cap Fund, LP (6)       1,385,650             1,385,650                    0             *
Kevin Ryan (7)                       450,000               200,000              250,000          01.4%
Marketbyte, LLC (8)                  500,000               250,000              250,000          01.4%
* Less than 1%


(1) The numbers assume that the selling stockholders have sold all of the shares offered hereby prior to completion of this Offering.

(2)  Based  on  17,293,119  shares  outstanding  as  of  June  3,  2005.

(3) Two of our directors, Michael Novielli and Douglas Leighton, are the Managing Members of Dutchess Capital Management which is the General Partner of Dutchess Private Equities Fund and Dutchess Private Equities Fund, II. Our director, Theodore Smith, is the Executive Vice President of Dutchess Advisors. Voting and dispositive control for Dutchess Advisors,
     Dutchess Private Equities Fund and Dutchess Private Equities Fund II is held by Messrs. Leighton and Novielli. Dutchess Private Equities Fund acquired 1,700,000 shares as an inducement for an investment. Dutchess can convert debentures it currently holds into 3,306,666 shares common stock. Dutchess Private Equities Fund, II, LP can convert debentures it currently holds into common stock into 5,532,113 shares of common stock. Dutchess II also has warrants to purchase up to 558,000 shares of common stock. Dutchess Advisors received 2,229,101 shares of common stock on March 7, 2005 for consulting services.

(4) The Managing Member of Preston Capital Partners is John Wykoff and has full voting and dispositive control over the shares held by Preston. Preston currently owns no shares of our stock but may acquire shares pursuant to the Equity Line of Credit Agreement. The Equity Line of Credit Agreement we have with Preston Capital Partners allows us to "put" to Preston Capital Partners up to $5,000,000 total. The Investment Agreement we have with Preston Capital Partners allows us to "put" to Preston Capital Partners up to $5,000,000 total. Preston must purchase from us the number of shares of common stock having an aggregate purchase price equal to the lesser of (i) the put amount, and (ii) 20% of the aggregate trading volume of our common stock during the five trading days after we deliver the put notice times 95% of the average of four lowest closing bid prices of our common stock during the five trading days after we deliver the put notice. No put shall exceed $100,000. The purchase price for our common stock identified in the put notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five trading days after we deliver the put notice to Preston Capital Partners..

(5) Represents shares we may issue as a result of exercising our right to put shares to Preston Capital Partners pursuant to an Equity Line of Credit. Since we are not obligated to use the Equity Line of Credit and the amount of shares that we may issue pursuant to the Equity Line is partly based on the future market price of our common stock, we cannot predict with accuracy the actual number of shares we may issue to Preston Capital.

(6) One of our directors, Barrett Evans, is the Managing Partner of eFund Capital Partners. Voting and dispositive control for eFund Capital Partners and eFund Small Cap Fund is held by Barrett Evans. EFund Capital Partners acquired 2,439,297 shares of common stock on December 17, 2003 as an inducement for an investment. EFund received an additional 1,671,826 shares on March 7, 2005 as an inducement for an investment. EFund also can convert debentures it currently holds into 2,240,000 shares of common stock. EFund has warrants to purchase up to 240,000 shares of common stock. EFund Small-Cap Fund acquired 1,385,650 shares of common stock on March 29, 2005 as an inducement for an investment.

(7) Mr. Ryan is our Chief Executive Officer and acquired his shares as compensation on March 25, 2004.

(8) Marketbyte's principal is Larry Isen. Mr. Isen has full voting and dispositive control over the shares issued to Marketbyte. Marketbyte acquired the shares in January 2004 for investor relations services.

                                       10

PLAN  OF  DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

-  at  prices  related  to  such  prevailing  market  prices,

-  in  negotiated  transactions,

-  in  a  combination  of  such  methods  of  sale;  or

-  any  other  method  permitted  by  law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Preston Capital Partners and U.S. Euro Securities and any broker-dealers who act in connection with the sale of its shares are deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

                                       11

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:
-  engage  in  any  stabilization activity in connection with any of the shares;

-  bid  for  or  purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act. We expect to incur approximately $25,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees.

We engaged U.S. Euro Securities as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge, U.S. Euro Securities has no affiliation or business relationship with Preston Capital Partners. U.S. Euro Securities will be our exclusive placement agent in connection with the Investment Agreement. Preston Capital shall not be obligated to sell any Securities and this Offering by U.S. Euro shall be solely on a "best efforts basis. Additionally, U.S. Euro Securities shall render consulting services to us with respect to the Investment Agreement and shall be available for consultation in connection with the advances to be requested by us pursuant to the Investment Agreement. We agreed to pay the U.S. Euro 1% of the Put Amount on each draw with an aggregate maximum of $7,500 over the term of our agreement. The Placement Agent agreement terminates when our Investment Agreement with Preston Capital Partners terminates pursuant to the terms of that Investment Agreement. The 1% fee does not constitute an underwriting fee. U.S. Euro is a registered broker-dealer.

LEGAL  PROCEEDINGS

We are not aware of any litigation or potential litigation affecting us or our assets.

DIRECTORS,  EXECUTIVE  OFFICERS,  SIGNFICANT  EMPLOYEES  AND  CONTROL  PERSONS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

The following table sets forth the name, age, positions, and offices or employments for the past five years as of August 24, 2005, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of the Board of Directors.



NAME                        AGE       POSITION

Kevin  Ryan                 33        Chief  Executive  Officer  and  Director
Barrett  Evans              33        Director
Laurie  Phillips            37        Chief  Financial  Officer
Michael  Novielli           40        Director,  Chairman
Douglas  Leighton           36        Director
Theodore  Smith             28        Director,  Secretary

KEVIN RYAN has served as our Chief Executive Officer and Chairman since October 1, 2003. Prior to taking on these responsibilities, Mr. Ryan played an integral role in acquiring the boat assets from the former parent company. As a major investor in Sonic Jet Performance, Inc., he has been involved with us since 2001. Prior to joining us in 2003 Mr. Ryan worked as a venture capitalist with eFund Capital Partners, LLC since 1999. In 1998, Mr. Ryan earned his Series Seven, Series 63 and Life & Disability licenses while working as a financial consultant for WM Financial Services, before moving on to eFund. Mr. Ryan received his Bachelor's degree from the University of Southern California, with an emphasis in entrepreneurship, management, sales and marketing.

                                       12

BARRETT EVANS has been our director since January 7, 2004 and our Interim Chief Financial Officer since January 7, 2003. Mr. Evans is eFund Capital Partner's Managing Partner. Mr. Evans founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners in 1999. Mr. Evans received his Bachelor's degree from the University of California, Santa Barbara. He also serves as a Director for Xtreme Companies, Inc.

LAURIE PHILLIPS has been our Chief Financial Officer since May 17, 2005. Prior to joining us, Ms. Phillips worked for twelve years at Ace Electric in Columbus, Kansas, holding various positions in the Accounting department, including Chief Financial Officer / Controller from 1997-2001, and Vice President & General Manager from 2001 through February 2005. Ms. Phillips received her Bachelor of Business Administration degree from Pittsburg State University in Pittsburg, Kansas with a major in Accounting. She also holds a certified public accountant certificate.

MICHAEL  A.  NOVIELLI  has  served  as  our  director since January 7, 2003. Mr.
Novielli  is  a  Managing  Partner  of  Dutchess Capital Management and Dutchess
Advisors. A co-founder of Dutchess in 1996, Mr. Novielli advises the senior management of issuers in which Dutchess Private Equities Fund has invested, in areas of business development, legal, accounting and regulatory compliance. Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he consulted with publicly-traded companies on areas of finance and business development. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele. Mr. Novielli has held series 7, 63 and 65 licenses and received his B.S. in Business from the University of South Florida in 1987. He also serves as a Director for NeWave, Inc., and Network Installation Corp.

DOUGLAS LEIGHTON has served as our director since January 7, 2004. Mr. Leighton is a Managing Partner of Dutchess Capital Management and Dutchess Advisors. A co-founder of Dutchess in 1996, Mr. Leighton oversees trading and portfolio risk management of investments made on behalf of Dutchess Private Equities Fund. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital from 1990-1996, which engaged in money management. Mr. Leighton has held series 7, 63 and 65 licenses as well as registered investment advisor status and holds a BS/BA in Economics & Finance from the University of Hartford. He also serves as a Director for NeWave., and Network Installation Corp.

THEODORE SMITH has served as our director since January 7, 2004. Mr. Smith serves as Executive Vice President of Dutchess Advisors whom he joined in 1998 and is a liaison between Dutchess Capital Management on behalf of Dutchess
Private Equities Fund and senior management of companies in the Fund's portfolio. Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC compliance matters, business plan preparation and presentation and capital markets financing. Mr. Smith received his B.S. in Finance and Marketing from Boston College. Mr. Smith has also served as a director of several public as well as private companies. He also serves as a Director for NeWave, Inc., Jane Butel Corp. and Network Installation Corp.

EMPLOYMENT  AGREEMENTS

We have an employment agreement with Kevin Ryan, our Chief Executive Officer, for a monthly salary of $10,000. Additionally, we agreed to issue Mr. Ryan 450,000 shares of our common stock. We also provided a bonus package that included a 5% commission override on the gross dollar total of every boat sold during each quarter. The bonus money will be paid on the last day of each quarter. Mr. Ryan's employment is "at will." Mr. Ryan may terminate this employment relationship at any time for any reason with or without cause.

We have an employment agreement with laurie phillips, our chief financial Officer, for a monthly salary of $8,000. Additionally, we agreed to issue ms. Phillips a Warrant to purchase shares of our common stock equaling 2 percent of the total Outstanding shares on May 16, 2006, at a price equal to the lesser of;
(i) 10 percent of the average closing bid price of the common stock for the five Trading days immediately preceding May 16, 2005 or (ii) $0.10 per share. MS.

Phillips' employment is "at will." ms. Phillips may terminate this employment Relationship at any time for any reason with or without cause.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of June 3, 2005 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2004 fiscal year and (iv) all of our directors and current executive officers as a group:

                                       13



NAME AND TITLE OF BENEFICIAL OWNER         COMMON SHARES  PERCENTAGE
                                           BENEFICIALLY   OWNED
                                           OWNED
Kevin Ryan, CEO and Director (a)           450,000        1.01%
Barrett Evans , Director(b)              8,061,773       13.03%
Michael Novielli , Director(c)          13,764,131       22.25%
Douglas Leighton, Director (d)          13,764,131       22.25%
Ted Smith, Director (e)                          0           -%
eFund Capital Partners, LLC(f)           6,591,123       10.70%
eFund Small-Cap. Fund (g)                1,385,650        2.25%
Dutchess Private Equities Fund, LP(h)    5,402,667        8.77%
Dutchess Private Equities Fund, II,LP(i) 6,090,113        9.85%
Dutchess Advisors, LLC (j)               2,229,101        5.02%

All Directors and Officers as a group.  22,450,904       36.08%

The number of shares of common stock issued and outstanding on June 3, 2005 was 17,293,119 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on June 3, 2005, plus shares of common stock subject to conversion of debentures and warrants exercisable held by such person on June 3, 2005 and exercisable within 60 days thereafter.

(a) Mr. Ryan has sole voting and dispositive power of 450,000 shares of common stock. Mr. Ryan's address is c/o Xtreme Companies, Inc., 300 Westlink Dr, Washington, MO 36090.

(b) Mr. Evans has sole voting and dispositive power of 85,000 shares. Mr. Evans is also the managing member of eFund Capital Partners and eFund Small-Cap fund.

(c) Mr. Novielli has sole voting and dispositive power of 42,250 shares. Mr. Novielli is a managing member of Dutchess Capital Management, LLC which acts as general partner to Dutchess Private Equities Fund, Dutchess Private Equities Fund, II and Dutchess Advisors.

(d) Mr. Leighton has sole voting and dispositive power of 42,250 shares. In addition, Mr. Leighton is a managing member of Dutchess Capital Management, LLC which acts as general partner to Dutchess Private Equities Fund, Dutchess
Private  Equities  Fund,  II  and  Dutchess  Advisors.

(e) Mr. Smith has sole voting and dispositive power of 0 shares. Mr. Smith is our director and the Executive Vice President of Dutchess Advisors.

(f) eFund Capital Partners owns 4,111,123 shares of common stock in certificate form. Barrett Evans is eFund Capital Partners' Managing Member. We entered into an investment agreement with eFund Small-Cap Fund for $336,000 whereby we issued a convertible debenture. The Debenture is convertible into our common stock at $.15 per share. As of June 3, 2005, the debenture was convertible into 2,240,000 shares. eFund also owns a warrant to purchase up to 120,000 shares of common stock at .15 and 120,000 shares at .20 per share. Barrett Evans is eFund Capital Partners' Managing Member and has sole voting and dispositive power over the shares owned by eFund.

(g) eFund Small-Cap Fund owns 1,385,650 shares of common stock. Barrett Evans is the Managing Partner of eFund.

(h) Dutchess Private Equities Fund owns 1,700,000 shares of common stock in certificate form. In addition, we entered into investment agreements with Dutchess Private Equities Fund for $496,000, whereby we issued convertible debentures. The debentures are convertible into our common stock at $0.15 per share. As of June 3, 2004, the debentures were convertible into 3,306,666 shares of common stock. Dutchess Private Equities Fund purchased the debenture. Dutchess also owns a warrant to purchase up to 396,000 shares of common stock at an average of $0.24 per share. Mr. Leighton and Mr.
Novielli are managing members of Dutchess Capital Management which acts as general partner Dutchess Private Equities Fund, LP and have sole voting and dispositive power over the shares owned by Dutchess.

(i)  We  entered  into investment agreements with Dutchess Private Equities Fund
II, LP for $818,000, whereby we issued convertible debentures. The debentures are convertible into our common stock at $.15 per share. As of June 3, 2004, the debentures were convertible into 5,532,113. shares of common stock. Dutchess Private Equities Fund, II, LP purchased the debenture. Dutchess also owns a warrant to purchase up to 558,000 shares of common stock at an average of $.24 per share. Mr. Leighton and Mr. Novielli are managing members of Dutchess Capital Management which acts as general partner Dutchess Private Equities Fund, LP and have sole voting and dispositive power over the shares owned by Dutchess.

(j) Dutchess Advisors owns 2,229,101 shares of common stock. Messrs. Novielli and Leighton are the principals of Dutchess Advisors.

                                       14

DESCRIPTION  OF  SECURITIES

COMMON  STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common
stock, par value $0.001 per share.   The number of shares of common stock issued
and  outstanding  on  June  3,  2005  was  17,293,119  shares.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at all meetings of the stockholders. There is no cumulative voting and no pre-emptive rights.

DIVIDEND POLICY. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the law. Dividends may be paid in cash, in property or in shares of the capital stock.

EXPERTS  AND  COUNSEL

Amy Trombly, Esq. will opine on the legality of the shares issued pursuant to this Registration Statement. Ms. Trombly's address is 1163 Walnut Street, Suite 7, Newton, MA 02561. Michael Johnson & Co, LLC have included their consent on the audited financials included herein for the fiscal year ended December 31, 2004. Michael Johnson & Co, LLC's address is 9175 East Kenyan Drive, Denver, CO 80237. No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Xtreme Companies. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

ARTICLE XI of our Bylaws state every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

                                       15

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling Xtreme Companies, pursuant to the foregoing, Xtreme Companies has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements, including statements regarding our expansion plans. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, we do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

DESCRIPTION  OF  BUSINESS

OVERVIEW

We design and manufacture high-performance commercial boats used by fire, police, and military personnel for fire, rescue and patrol. We are a complete design-to-manufacturing organization, creating or licensing designs, and creating tooling, molds, and parts necessary to assemble our products in-house. Our products combine innovative designs with power, safety, handling and stability to create boats designed to protect and save lives. We market our low cost, rapid response boats directly to municipalities and other government agencies, such as, fire departments, police departments, city port-authorities and the military.

We also are exclusive distributors with Marine Holdings, Inc. d/b/a Challenger Offshore. Challenger offers a line of high-performance cabin cruisers, and fishing boats.

The address of our principal executive office is 300 Westlink Ave, Washington, MO 36090. Our telephone number is (636) 390-9000. Our website address is www.xtremecos.com. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

HISTORY

We incorporated in the State of Nevada on August 14, 1994 as Shogun Advertising, Inc. On May 10, 1998, we changed our name to Xtreme Webworks. As Xtreme Webworks, we offered services to Internet companies that assisted in higher recognition placement with search engines. We also designed and hosted Internet web sites, and designed and published online and printed newsletters. On April 24, 2002, we changed our name to Xtreme Companies, Inc. On November 30, 2002, we determined that our internet hosting and marketing business was not strategic to our ongoing objectives and discontinued capital and human resource investment in the business.

As Xtreme Companies, Inc., our business was to assist in the acquisition, development and finance of energy related entities. To that end, on April 26, 2002, we executed an Acquisition Agreement with Waste Renewal Systems, Inc., a Nevada Corporation. As a wholly-owned subsidiary, Waste Renewal Systems, Inc., provided an innovative and proprietary waste processing solution for municipal solid waste disposal. Further, on May 15, 2002, we executed an Acquisition Agreement with Nucon International, Inc. a Nevada Corporation who later changed its name to Nuclear Reduction Systems, Inc. As a wholly-owned subsidiary, Nuclear Reductions Systems, Inc. provided cutting edge technology in the nuclear waste treatment industry.

In July 2003, we discontinued the operation of our wholly-owned subsidiaries Waste Renewal Systems, Inc. and Nuclear Reduction Systems, Inc. due to the failure to negotiate satisfactory terms for the extension of the license agreements and its inability to commercialize its products.

On October 1, 2003, we entered into an Agreement and Plan of Reorganization with Rockwell Power Systems, Inc. a Delaware corporation. As a result of the transaction, Rockwell Power Systems, Inc. became our wholly-owned subsidiary. In addition, the entire former management team and board of directors resigned and we employed a new management team and appointed a new board of directors.

                                       16

Rockwell Power Systems was incorporated in Delaware on January 29, 2001 under the name Rockwell Healthcare Systems, Inc. We changed its name on April 12, 2001 to Rockwell Power Systems. We had no operations until October 1, 2003 when we purchased the Fire & Rescue and the Recreational Boat Division from Sonic Jet Performance, Inc. Pursuant to the Bill of Sale Agreement executed between the parties, Rockwell was granted a license for a period of twenty years to the use the "Sonic Jet Performance" name. Additionally, Rockwell was granted the authority to market and sell Fire and Rescue and Recreational boats everywhere in the world except the Middle East, including Egypt, Lebanon, Turkey, Syria, Jordan, Iraq, Saudi Arabia, Bahrain, Oman, Qatar, the UAE and Yemen. On March 16, 2005, we changed the name of our subsidiary, Rockwell Power Systems, to First Responder, Inc. Since October 1, 2003, we have focused our efforts on manufacturing, marketing and selling specialty boats designed for fire and rescue purposes.

INDUSTRY  BACKGROUND

We believe there is an opportunity in the boating industry to provide boats for Homeland Security fulfillment, defense, surveillance, and emergency response to municipalities and governments. After the terrorist acts on September 11, 2001, the United States government took a wide range of urgent steps to protect the Nation's highest risk targets and critical infrastructure systems such as nuclear power plants, hydroelectric dams, telecommunication nodes, border crossings, chemical facilities, sea and water ports, water and sewer plants, electric power plants, gas pipelines, dams and bridges. This includes protecting the open coastline, waterways, and private industrial sites such as nuclear power plants and oil refineries.

In addition to the increase in federal funding for homeland security, two other important programs are in place that will benefit those fire departments and private organizations looking to participate and take advantage of the additional funding being provided to these specific areas. These programs include: The 2004 Assistance to Firefighters Grant Program presented by the Office of Domestic Preparedness and Operation Safe Commerce funding.

The Office of Domestic Preparedness is currently offering $750 million in grants to fire departments across the United States. With Fireboats being elevated to a Priority One Status for this year's grant program, we have aggressively pursued the more than 5,200 fire departments with responsibilities on the water by offering a grant assistance program for any fire department interested in purchasing one of our boats. So far the program has been well received with more than thirty fire departments applying. However, we cannot determine if the Office of Domestic Preparedness will grant any awards to fire departments that apply, if any.

By specific order of the Transportation Security Administration, Operation Safe Commerce, which concentrates on the ports of New York/New Jersey, Seattle/Tacoma, and Los Angeles/Long Beach, is a public-private partnership that uses federal grants to test pilot programs in order to improve security at these ports and others like them throughout the United States. The funding allocated to Operation Safe Commerce is $58 million, which is the first step of a multi-faceted program. We are strategically located near the Long Beach and Los Angeles Ports and we have already sold boats to the New York Port Authority. As a result, we believe we are positioned to play an integral role in our ports security and emergency response capabilities.

The Coast Guard's port security mission has grown from approximately 1 to 2 percent of daily operations to between 50 and 60 percent. Additional national security missions are focused upon illegal immigration, drug interdiction, port security, and the provision of enhanced defenses for critical high-risk vessels, coastal facilities, coastal nuclear power plants and oil refineries. The 2003 Federal Budget increased funding for these homeland security-related missions by $282 million, to an overall level of $3.5 billion to enhance the capabilities of America's first responders, a greater than 10-fold increase in Federal resources, allowing state and local agencies to purchase a wide range of equipment needed to respond effectively to a terrorist attack, including the purchase of new technology-based patrol and surveillance boats.

The target markets for our boats include municipalities, state and federal agencies, fire, rescue, police and military units. The approximately 181,518 miles of waterways in the United States offer numerous opportunities for us to sell our commercial boats, particularly those used for rescue, patrol and fire fighting operations. We believe our products offer a cost effective solution for our target customers.

PRODUCTS

Our boats combine power, safety, handling and stability in rough water along with high-speed performance. The innovative patents and patents-pending that we license, give the boats eye-catching visual market retention, and a competitive advantage in the boating industry, home defense and world markets.

The unique convergence of design and technology give our boats the ability to be highly maneuverable in as little as ten inches of water, essential in areas where submerged objects such as street signs, vehicles or rocks will interfere with other craft. Even with a full crew and injured passengers, the boat stays high on the water, affording a speedy, safe access and egress.

                                       17

The boats are quick-response craft that can be easily transported to emergency areas. The hulls incorporate patented "V" shaped hull designs, and are built using hand laid "S" glass which produces a fiberglass hull that is stronger yet lighter than conventional fiberglass hulls, and provides extraordinary stability and handling in rough waters, and at high speeds.

                             PRODUCT  SPECIFICATIONS
                             ----------------------
         Load         Fuel         Towing       Passenger
Model    Capacity     Capacity     Capacity     Capacity
-------  ----------   ----------   -----------  ---------
12  Foot  2,200  lbs.  32  gallons   7,000  lbs.        5
-------  ----------   ----------   -----------  ---------
15  Foot  5,500  lbs.  58  gallons  10,000  lbs.        7
-------  ----------   ----------   -----------  ---------

We currently offer two commercial boats which are similar in design but distinct in functions. Each model comes equipped with Mercury Marine Sport Jet 175 XR2 two stroke engines that generate 175 horse power, and Mercury Marine single stage axial flow jet pumps. We have also developed new models for California, and international markets that no longer allow 2 stroke motors. We have redesigned the boat to accept power systems which meet the strict emissions standards in California and the year 2006 emissions requirements mandated by the United States Environmental Protection Agency. The boats come with a two-year warranty on the engine, the fuel system, and the electrical system, and a five-year warranty on the hull.

PATROL  RESCUE  JET

The Patrol Rescue Jet is designed to provide security in inland waterways and in harbors. With a speed of up to 55 miles per hour, the Patrol Rescue Jet can deliver law enforcement and emergency assistance to virtually any location on or around the water. This boat is available in either a 12 foot design or a 15 foot design.

FIRE  AND  RESCUE  JET

The Fire and Rescue Jet is designed to fight fires on the water and in near shore areas. The Fire Rescue Jet comes equipped with a patented water pump that can supply up to 750 gallons of water per minute. The Fire and Rescue Jet is uniquely designed so one person can control the boat and the fire apparatus. This boat is also available in either a 12 foot design or a 15 foot design.

SALES  AND  MARKETING

We currently utilize a direct sales team consisting of one team member which sell our products primarily in the United States. Furthermore, we currently work with several independent sales agents to sell our products throughout the United States. We hope to increase the size of our independent sales agent team in 2005. By doing so we will be able to expand our reach into agencies nationwide that are looking for our products. In addition, through personal presentation, consultation and collaboration with government agencies, municipalities, and national foundations, we plan to provide demonstrator products for law enforcement, fire, rescue, patrol, and military departments for expositions, training, agency certifications and demonstrations.

Our marketing efforts include participating in industry trade shows, direct assistance to fire departments and municipalities for grant applications and communicating through our corporate website.

STRATEGIC  RELATIONSHIPS

On March 1, 2005, we entered into a Marketing and Distribution Agreement with Marine Holdings, Inc., a Missouri corporation d/b/a Challenger Offshore, and
Ronald DiBartolo and Gailynn DiBartolo, the owners of all of the outstanding shares of common stock of Marine Holdings, Inc.

Pursuant the Marketing and Distribution Agreement, we will administer all marketing and sales efforts and be the exclusive distributor of leisure, fishing and performance boats manufactured by Marine, under the Challenger Offshore name. We will offer our key personnel, resources and capital to Marine to facilitate the sales of Marine's products through dealer networks, industry trade shows, directly selling and other distributors. All purchase orders will flow through us and will be immediately assigned to Marine for fulfillment. Marine will procure all inventory and assume responsibility for the shipping and delivery of all of its products ordered by the purchaser. We will receive a five percent cash commission, based on the total sales price as represented on purchase orders received by us or Marine for all product sales.

                                       18

COMPETITION

We compete against large international companies that have greater financial, technical and marketing resources, customer bases, longer operating histories and greater name recognition. However, management believes our products offer the following advantages over competitive products:

Durability: Our hulls are constructed using hand laid "S" glass. This produces a fiberglass hull that is stronger yet lighter than conventional fiberglass hulls.

High Performance and Stability: Most boats capable of exceeding 55 miles per hour are inherently unstable and virtually uncontrollable at those speeds. Management believes our patented "V" shape hull design makes our boats safe and stable at high speeds, thereby eliminating this problem.

Best Cost: The prices for our commercial boats are competitive with the prices offered by competitors.

We  believe  our  main  competitors  include:

- Boston Whaler: Offers a wide range of commercial and recreational products. Their fireboats typically exceed twenty feet in length.

- Nichols Bros: Manufactures a large variety of commercial boats. They primarily build large boats at extravagant costs.

- Triad Marine: Offers commercial and recreational inflatable boats ranging in size from eight to thirty feet in length.

- Safe Boats: Builds inflatable rigid hull patrol boats ranging in size from nine feet to thirty-nine feet in length.

- Nautica International: Manufactures patrol boats, commercial boats and recreational boats.

- Silver Ships and Northwind Marine: Manufactures a line of commercial and fire boats primarily 25-feet in length and above.

OPERATIONS

The hulls for our boats were manufactured in Nanning, China. We currently have hulls in our storage facility in Riverside, California and in Washington, Missouri facilities of Challenger Offshore. The 60,000 square foot facilities allow for amply space for storage and assembly for First Responders patrol boats.

SOURCES  AND  AVAILABILITY  OF  RAW  MATERIALS

We purchase key materials, components and equipment, including engines, fire pumps and other components from third party suppliers. We obtain most of our critical raw materials and components from a single or limited number of suppliers. When possible, we also develop and maintain alternative sources for essential materials and components. The inability to obtain sufficient quantities of these materials or components may result in delays, increased costs, and reductions in our product shipments.

INTELLECTUAL  PROPERTY

Our intellectual property is important to our business. We rely on a combination of license rights, trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. We license patents and patents-pending that relate to the construction and design of the sleek, progressive "V" and double pad-bottomed "V-hull" boat. The hull is designed so that as water hits the hull, it flows to the next convenient degree, creating a lift and literally raising the boat to the top of the water.

Pursuant to the Business Asset Sale, License and Assignment of Rights Agreement between Sonic Jet Performance, Inc. and Rockwell Power Systems, Inc., we were granted a license for a period of twenty years to use the "Sonic Jet Performance" name and granted Rockwell the authority to market and sell Fire and Rescue and Recreational boasts everywhere in the world except the Middle East including Egypt, Lebanon, Turkey, Syria, Jordan, Iraq, Saudi Arabia, Bahrain, Oman, Qatar, the UAE and Yemen.

In addition, Rockwell was assigned the contractual right to use the Fire and Rescue Jet design as provided for under the 2001 License Agreement made between Sonic Jet Performance, Inc. and Mardikian Marine Design et al dated December 21, 2001. The term of agreement is from December 27, 2001 to December 31, 2006 with an option for renewal of one 5 year term until December 31, 2011 unless terminated pursuant to the Agreement. Pursuant to the License Agreement, we have agreed to pay to the Licensor a royalty equal to 2% of the gross sale's price of our 12-foot boats and 4% of the gross sale's price of our 15-foot boats. On March 16, 2005, we changed the name of our subsidiary, Rockwell Power Systems, to First Responder, Inc.

                                       19

CUSTOMERS

Our target market for our First Responder Patrol Boats is primarily fire departments, port authorities, and other governmental agencies. Thus, we have a limited potential customer base for these boats.

Obtaining government contracts may involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, budgetary constraints, political agendas, extensive specification development, price negotiations and milestone requirements. Each government agency also maintains its own rules and regulations with which we must comply and which can vary significantly among agencies. Governmental agencies also often retain some portion of fees payable upon completion of a project and collection of these fees may be delayed for several months.

We currently market Challenger's line of boats to the Midwest lake regions. Challenger has three local dealerships and also sells direct to consumers through salesman employed by Challenger Offshore.

EMPLOYEES

We presently employ four employees in the United States, including sales, and administrative and management personnel.

REGULATORY  RESTRICTIONS  ON  OUR  BUSINESS

ENVIRONMENTAL  MATTERS

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, and contracting for recycling or disposal of, hazardous or toxic substances or wastes, including environmentally sensitive materials, such as batteries, solvents, lubricants, degreasing agents, gasoline and resin. We must comply with certain requirements for the use, management, handling, and disposal of these materials. However, we do not maintain insurance for pollutant cleanup and removal. If we are found responsible for any hazardous contamination, any fines or penalties, we may be required to pay, or any clean up we are required to perform, could be very costly. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. If either of the foregoing occurs, our business, results from operations and financial condition could be materially adversely affected.

OTHER  REGULATORY  MATTERS

Our operations and products are subject to extensive government regulation, supervision, and licensing under various federal, state, local and foreign statutes, ordinances and regulations. Certain governmental agencies such as the EPA and the Occupational Safety and Health Administration, or OSHA, monitor our compliance with their regulations, require us to file periodic reports, inspect our facilities and products, and may impose substantial penalties for violations of the regulations. For example, we are subject to federal regulation under the Boat Safety Act of 1971 that requires boat manufacturers to recall products for replacement of parts or components that have demonstrated defects affecting safety. Although manufacturers of certain equipment we use in our boats have instituted recalls, there has never been a recall resulting from our design or manufacturing process.

While we believe that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state, local and foreign regulations, there can be no assurance that we will be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could have a material adverse effect on our business, financial condition, and results of operations.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION

You should read this section together with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

CRITICAL  ACCOUNTING  POLICIES

The Securities and Exchange Commission has issued Financial Reporting release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," or FRR 60, suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                       20

As a general rule, financial information is accounted for and based on cost, not current market value. Revenues and gains should be matched using the accrual method with the expenses giving rise to the revenues and gains to determine earnings for the period. Expenses are necessarily incurred to produce revenue.
Expenses are then "matched" in the same accounting period against the revenue generated. Revenues are recognized when they are earned and expenses are recognized in the same period as the related revenue (matching or using a systematic and rational allocation or expensing in the period in which they expire), not necessarily in the period in which the cash is received or expended by the company. Other areas include:

Inventories

Inventories are stated at the lower of cost or market. The cost is determined under the first-in-first-out method base, or FIFO, valuation method.

Goodwill

Under SFAS No. 142. Goodwill and other Intangible Assets, all goodwill amortization ceased effective Jan.1, 2002. Rather, goodwill is now subject to only impairment reviews. A fair-value based test is applied at the reporting level. This test requires various judgments and estimates. A goodwill impairment loss will be recorded for any goodwill that is determined to be impaired. Goodwill is tested for impairment at least annually.

We acquired Goodwill, which represents the excess of purchase price over fair value of net assets, in the acquisition of Rockwell Power Systems, Inc. in October 2003. We follow SFAS 142, Goodwill and Intangible Assets, which requires us to test goodwill for potential impairment annually. When the carrying value exceeds fair value, the impairment is the difference between the carrying value of goodwill and the implied value. The implied value of goodwill is the difference between the fair value for the unit as a whole and the value of individual assets and liabilities using an "as-if" purchase price.

Loss  per  Share

We utilize SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Revenue  Recognition

Our revenues are derived principally from the sale of Fire and Rescue and Patrol boats. Revenue from products and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances. The estimated sales value of performance under fixed-price and fixed-price incentive contracts in process is recognized under the percentage-of-completion method of accounting in which the estimated sales value is determined on the basis of physical completion to date (the total contract amount multiplied by percent of performance to date less sales value recognized in previous periods) and cost (including general and administrative) are expensed as incurred. It is our policy to not recognize revenue until customer acceptance and shipment to the customer. All advance payments are treated as "deferred revenue".

Research  and  Development

We  expense  research  and  development  cost  as  incurred.

RESULTS  OF  OPERATIONS

YEAR ENDED DECEMBER 31, 2004 COMPARED WITH YEAR ENDED DECEMBER 31, 2003 NET REVENUES

For the year ended December 31, 2004, we had net revenues of $164,712 as compared to net revenues of $0 for 2003. The increase in net revenue for 2004 was because we began operations in mid 2003. In July 2003, we discontinued the operation of Waste Renewal Systems, Inc. and Nuclear Reduction Systems, Inc. due to the failure of negotiation in the satisfactory terms for the extension of the license agreements and because we were unable to generate revenue from those businesses. On October 1, 2003, we entered into an Agreement and Plan of Reorganization with Rockwell Power Systems, Inc. but we did not generate any revenues during 2003 from that business. In 2004, we had four boats sales which accounted for our entire Net Revenue.

                                       21

OPERATING  EXPENSES

Operating expenses increased to $1,290,826 for the year ended December 31, 2004 as compared to $507,112 for the year ended December 31, 2003. The increase in operating expenses for the year ended December 31, 2004 occurred primarily due to the increase in operations. We also issued stock for officer compensation amounting to $231,929 and investor relations in the amount of $183,150. We issued stock for directors compensation amounting to $149,240.

NET  LOSS

Net loss for the year ended December 31, 2004 increased to ($1,465,532) from ($538,431) for the year ended December 31, 2003 as a result of the increase in overhead expenses due to: (1) the operations increasing due to the increase in boat orders received and (2) share issuances that totaled $583,977 for services rendered including director's compensation, legal services, sales commissions and a legal settlement. Other operating expenses totaled $207,406.

THREE MONTHS ENDED June 30, 2005 AS COMPARED TO THREE MONTHS ENDED June 30, 2004

NET  REVENUES
-------------

We generated consolidated revenues for the three months ended June 30, 2005 of $552,300 as compared to $16,801 for the three months ended June 30, 2004. The increase in revenue is due to our increase in boats sales of both our wholly-owned subsidiary, FirstResponders, Inc. and recreational boats from our marketing and distribution agreement with Challenger Offshore.

COST  OF  REVENUE
-----------------

We incurred Cost of Revenue of $467,127 for the three months ended June 30, 2005 as compared to $45,589 for the three months ended June 30, 2004. The Cost of Revenue is due to materials and labor for construction of our boats. The increase in Cost of Revenue is due to our increased marketing efforts for Challenger and the increase in sales of Challenger boats with Xtreme as the distributor and due to materials and labor for construction of our boats which increased overall.


OPERATING  EXPENSES
-------------------

We incurred costs of for the three months ended June 30, 2005 of $302,789 as compared to $553,948 for the three months ended June 30, 2004. The decrease in Operating Expenses in the current period is primarily due a decrease in consulting fees paid by the Company, specifically the stock issuance to Challenger for our marketing and distribution agreement. Other components of our Operating Expenses were the also incurred increase marketing costs for the development of a campaign for Challenger Offshore's line of boats.

Net  loss
---------

We had a net loss of $462,248 for the three months ended June 30, 2005 as compared to a net loss of $590,321 for the three months ended June 30, 2004. The Net Loss decreased due to our increase in Revenue along with our decrease in expenses from stock issuances.

Basic  and  diluted  loss  per  share
-------------------------------------

Our basic and diluted loss per share for the three months ended June 30, 2005 was ($0.03) as compared to ($0.06) for the three months ended June 30, 2004. Our Net Loss decreased due to a increase in our outstanding shares coupled with a decrease in our net loss.
LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

We must continue to raise capital to fulfill our plan of acquiring companies and assisting in the development of those companies internally. If we are unable to raise any additional capital our operations will be curtailed. As of June 30, 2005, we had total Current Assets of $1,269,320 as compared to $262,747 as of December 31, 2004. The increase is due to the note receivable from Challenger Offshore pursuant to our marketing and distribution agreement. Current Liabilities of $759,438 as compared to $575,890 as of December 31, 2004. The increase in liabilities was due to an increase in Accounts Payable and our issuance of Convertible Debentures. Cash and cash equivalents were $34,425 as of June 30, 2005 as compared to $110,673 as of December 31, 2004. The Company's decrease in cash is due to the increase in production and marketing for Challenger Offshore. Our Stockholder's Deficit at June 30, 2005 was $1,184,534 as compared to $894,853 as of December 31, 2004. The increase in Stockholders Deficit is due to the issuance of new shares in the first quarter of 2005.

We had a net usage of cash due to operating activities for the six months ended June 30, 2005 of $1,456,951, as compared to $244,205 for the six months ended
June 30, 2004. The higher use of cash from operating activities is due to the higher Net Loss and increase in Note Receivable. We had net cash provided by financing activities of $1,382,817 and $243,000 for the six months ended June 30, 2005 and 2004, respectively. The increase is primarily due to the issuance of debentures. We had $174,000 from borrowings in the six months ended June 30, 2005 as compared to $243,000 in the corresponding period last year.

                                       22

FINANCING  ACTIVITIES

On February 18, 2004, we entered into an investment agreement with eFund Capital Partners, LLC for $28,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On February 3, 2004, we entered into an investment agreement with Preston Capital Partners, LLC for $28,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On October 18, 2004, we entered into an investment agreement with Dutchess Private Equities Fund, II, L.P for $20,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On October 18, 2004, we entered into an investment agreement with eFund Capital Partners, LLC for $18,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On  December  23,  2004,  we  entered into an investment agreement with Dutchess
Private Equities Fund, II, L.P for $240,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

In the year ended December 31, 2004, we raised $232,000 from the following individual investors on the date and in the amount described below. We issued a convertible promissory notes with interest rates ranging from 10% to 20% and a conversion feature equal to a 30% discount to market at the time of conversion.



NAME                        AMOUNT RECEIVED               DEPOSIT DATE
-------------------        -----------------              ------------
Champagne, Raymond             2,000.00                     4/23/2004
-------------------        -----------------              ------------

Connolly, Patrick             50,000.00                     5/27/2004
-------------------        -----------------              ------------

Connolly, Patrick             10,000.00                      7/2/2004
-------------------        -----------------              ------------

Davis, George M                2,000.00                     4/30/2004
-------------------        -----------------              ------------

Dick, Richard A                2,000.00                      5/3/2004
-------------------        -----------------              ------------

Eargle, Watson                 2,000.00                     5/12/2004
-------------------        -----------------              ------------

Feldman, Ronald                2,000.00                     5/17/2004
-------------------        -----------------              ------------

Jan Eric Pusch                50,000.00                      7/1/2004
-------------------        -----------------              ------------

Layne, John D                  2,000.00                     5/11/2004
-------------------        -----------------              ------------

Longo, Anthony J               2,000.00                     4/30/2004
-------------------        -----------------              ------------

McNeely, Wakelin              25,000.00                      8/4/2004
-------------------        -----------------              ------------

Nunn, Howard Stubbs,          25,000.00                     6/18/2004
Jr., MD
-------------------        -----------------              ------------

Sullivan, Daniel               2,000.00                     4/23/2004
-------------------        -----------------              ------------

Sullivan, Steve & Debbie       2,000.00                     5/13/2004
-------------------        -----------------              ------------

Sullivan, Steve & Debbie      25,000.00                     7/21/2004
-------------------        -----------------              ------------

Sullivan, Tony                 2,000.00                     4/23/2004
-------------------        -----------------              ------------

Sullivan, Tony                25,000.00                     7/21/2004
-------------------        -----------------              ------------

Winn, J&J Family Limited       2,000.00                      5/6/2004
Partnership
-------------------        -----------------              ------------

                                       23

On January 3, 2005, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on January 3, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On March 8, 2005, we issued convertible debentures of $120,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on January 3, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 120,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On March 9, 2005, we issued a promissory Note to Dutchess Private Equities Fund, II, LP in the amount of $90,000. The Note carries an interest rate of 0% per year and was due on April 11, 2005. We have not paid any amounts to Dutchess as of March 31, 2005. The note was in default as of June 30, 2005 and pursuant to the terms of the Note, Dutchess elected to charge us 10% of the face amount on the Note as a penalty. We repaid the Note in full on July 1, 2005 including all penalties and interest.

On March 10, 2005, we issued convertible debentures of $60,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on March 10, 2010

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 60,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On March 18, 2005, we issued convertible debentures of $60,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on March 10, 2010.

                                       24

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 60,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On April 18, 2005, we issued convertible debentures of $84,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on April 8, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 84,000 shares of common stock at .35 per share. The warrant has a term of five years.

On May 5, 2005, we issued convertible debentures of $192,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 5, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 192,000 shares of common stock at .22 per share. The warrant has a term of five years.

On May 13, 2005, we issued convertible debentures of $228,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on April 8, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 228,000 shares of common stock at .20 per share. The warrant has a term of five years.

On May 18, 2005, we issued convertible debentures of $101,817 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 18, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 90,000 shares of common stock at .20 per share. The warrant has a term of five years.

On May 20, 2005, we issued convertible debentures of $120,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 20, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 120,000 shares of common stock at .20 per share. The warrant has a term of five years.

On June 16, 2005, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on June 16, 2010.

                                       25

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $0.16 per share. The warrant has a term of five years.

The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Securities Act of 1933, "Securities Act", registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

On May 23, 2005, we signed an addendum with Dutchess Private Equities Fund, Dutchess Private Equities Fund II and eFund Capital Partners to amend the conversion rate of our outstanding debentures, listed above, to $0.15 per share.

The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Securities Act of 1933, "Securities Act", registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

INFLATION

We do not believe that inflation has had or is likely to have any significant impact on operations.

SUBSIDIARY

As of August 24, 2005, we had one wholly-owned subsidiary, First Responders, Inc.

DESCRIPTION  OF  PROPERTY.

The address of our principal executive office is 300 Westlink Dr,, Washington, MO 36090. On March 1, 2005, we entered into a marketing agreement with Challenger to use approximately 60,000 square feet of office and manufacturing space that includes administrative offices and assembly facilities.

Furthermore, on December 1, 2003, we entered into a lease agreement with Marlborough Equities to lease approximately 3,000 square feet of storage space in Riverside California. The annual rent for this space is $26,400. The term of the lease for this space is month to month.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

During the period ended September 30, 2003, we recorded consulting expense in the amount of $111,875 for the consulting services provided by the related party Shogun Investment Group, Ltd. which was owned by our former Chief Executive Officer, Donald Bradley.

During 2003, we granted our Chief Executive Offier, Kevin Ryan, 1,500,000 shares (pre 10 for 1 reverse split) that were registered pursuant to Form S-8 for his participation as a member of our board of directors.

In October 2003, we issued 2,000,000 (pre 10 for 1 reverse split) shares of common stock to Calicorp, Inc. pursuant to a consulting agreement to assist us in re-capitalization and restructuring and to seek out potential merger candidates.

In October 2003, we issued 3,000,000 (pre 10 for 1 reverse split) shares of common stock to Dutchess Advisors under a consulting agreement to assist us in re-capitalization and restructuring and to seek out potential merger candidates. Two of our directors are principals of Dutchess Advisors.

In October 2003, we issued 3,000,000 (pre 10 for 1 reverse split) shares of common stock to Dutchess Private Equities Fund L.P. pursuant to a debenture agreement. Two of our directors are principals of Dutchess Private Equities Fund.

On October 1, 2003, we entered into an investment agreement with Dutchess Private Equities Fund for $50,000 whereby we issued a convertible debenture. The Debenture is convertible into our common stock at the lesser of 80% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing.

On October 1, 2003, we entered into an investment agreement with eFund Small Cap. Fund, L.P for $50,000 whereby we issued a convertible debenture. The Debenture is convertible into our common stock at the lesser of 80% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing.

                                       26

In October 2003, we signed an Agreement and Plan of Reorganization with Rockwell Power Systems. Under this agreement, our current shareholders retained 356,535 shares of common stock after giving effect to the reverse stock split and shareholders of Rockwell received 60,000,000 of the shares of our common stock. After the merger, Rockwell owned 99.9% of our outstanding shares. In addition, according to the Agreement, Shogun Investment Group, one of our major shareholders at that time, retained 50,000 shares of its common stock, in addition to 1.5% of the total outstanding shares (or 150,000 shares, whichever is greater) of our common stock after giving effect to the reverse stock split. Shogun received $25,000 in cash on the date of the closing and $25,000 upon acceptance of a payment plan with the Internal Revenue Service for an outstanding tax liability.

On January 15, 2004, we entered into Consulting Agreements with Douglas Leighton and Michael Novielli, and on February 6th, 2004, with Theodore J. Smith.

On February 18, 2004, we entered into an investment agreement with eFund Capital Partners, LLC for $28,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On October 18, 2004, we entered into an investment agreement with Dutchess Private Equities Fund, II, L.P for $20,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On October 18, 2004, we entered into an investment agreement with eFund Capital Partners, LLC for $18,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On  December  23,  2004,  we  entered into an investment agreement with Dutchess
Private Equities Fund, II, L.P for $240,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

On January 3, 2005, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on January 3, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On March 8, 2005, we issued convertible debentures of $120,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on January 3, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 120,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On March 9, 2005, we issued a promissory Note to Dutchess Private Equities Fund, II, LP in the amount of $90,000. The Note carries an interest rate of 0% per year and was due on April 11, 2005. We have not paid any amounts to Dutchess as of March 31, 2005. The note was in default as of June 30, 2005 and pursuant to the terms of the Note, Dutchess elected to charge us 10% of the face amount on the Note as a penalty. We repaid the Note in full on July 1, 2005 including all penalties and interest.

On March 10, 2005, we issued convertible debentures of $60,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on March 10, 2010

                                       27

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 60,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On March 18, 2005, we issued convertible debentures of $60,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on March 10, 2010.

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 60,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

On April 18, 2005, we issued convertible debentures of $84,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on April 8, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 84,000 shares of common stock at $0.35 per share. The warrant has a term of five years.

On May 5, 2005, we issued convertible debentures of $192,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 5, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, LP to purchase 192,000 shares of common stock at $0.22 per share. The warrant has a term of five years.

On May 13, 2005, we issued convertible debentures of $228,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on April 8, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 228,000 shares of common stock at $0.20 per share. The warrant has a term of five years.

On May 18, 2005, we issued convertible debentures of $101,817 to Dutchess Private Equities Fund, II, LP in exchange for the Promissory Note dated March 9, 2005. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 10% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 18, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 101,817 shares of common stock at $0.20 per share. The warrant has a term of five years.

On May 20, 2005, we issued convertible debentures of $120,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 20, 2010.

                                       28

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 120,000 shares of common stock at $0.20 per share. The warrant has a term of five years.

On May 23, 2005, we signed an addendum with Dutchess Private Equities Fund, Dutchess Private Equities Fund II and eFund Capital Partners to amend the conversion rate of all of our outstanding debentures to $0.15 per share.

On June 16, 2005, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on June 16, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $0.16 per share. The warrant has a term of five years.

On July 7, 2005, we issued convertible debentures of $228,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on July 7, 2010.

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 228,000 shares of common stock at $0.12 per share. The warrant has a term of five years.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended September 30, 2004, as reported by the Bloomberg Financial Network, are as follows

                                      LOW    HIGH
                 2005  Fiscal  Year
First  Quarter                       0.14    0.47
Second  Quarter  *                   0.20    0.46
                 2004  Fiscal  Year
First  Quarter                       0.20    1.20  (1:10  Rev  Split)
Second  Quarter                      0.41    0.70
Third  Quarter                       0.13    0.53
Fourth  Quarter                      0.11    0.25
                 2003  Fiscal  Year
Third  Quarter                       0.01    0.10  (1:100  Rev  Split)
Fourth  Quarter                      0.02    1.00
*  Through  June  3,  2005

SHAREHOLDERS

As of August 24, 2005, there were approximately 809 holders of record of our common stock.

DIVIDEND  POLICY

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our board of directors deems relevant.

                                       29



                                                    EXECUTIVE COMPENSATION
                                       Annual                                             Long Term
                                       Compensation                                       Compensation
                                                                                    Awards                      Payouts
                                                                  Other      Restricted   Securities
                                                                  Annual     Stock        Underlying     LTIP        All Other
Name and Principal Position  Year (1)  Salary ($)      Bonus ($)  Comp. ($)  Awards ($)   Options/SARs   Payout ($)  Comp. ($)

Kevin Ryan    CEO and Director 2004     $120,000          (2)       0           0           111,929        0          0     0
Donald Bradly                  2003           $0          (1)       0           0                 0        0          0     0
                               2002           $0          (1)       0           0                 0        0          0     0


(1)     Mr.  Donald Bradley served as our CEO from 2002 until his resignation September 26, 2003.  Before this time, we did not have  a  CEO  and  only  had  a  President.  As  of  that  date, Mr. Bradley had not been paid for his services.  Mr. Bradley's successor,  Kevin Ryan, agreed to be paid $10,000 per month through the fiscal year ending December 31, 2003. However, Mr. Ryan deferred  $35,500  until  such  time  we  are  capitalized  enough  to  pay  for  his  services.

(2)     Mr.  Ryan was granted 150,000 shares that were registered pursuant to Form S-8 for his participation  as  a  member  of our
board  of  directors  on  January  7,  2004.  We  issued  300,000  shares  to  Mr. Ryan for joining Xtreme Companies in October
2003.

EMPLOYMENT  AGREEMENTS

We have an employment agreement Kevin Ryan, our Chief Executive Officer, for a monthly salary of $10,000. Mr. Ryan was given a 15% ownership stake in us in the form of Series B Preferred Stock corresponding with a joint investment of $100,000 between you and eFund Capital Partners. He was also given a bonus package that included a 5% commission override on the gross dollar total of every boat sold during each quarter. The bonus money will be paid on the last day of each quarter. His employment is at will. He may terminate this employment relationship at any time for any reason with or without cause.

DIRECTORS  COMPENSATION

On February 13, 2004, we issued 150,000 registered shares of our common stock to three directors for services. On February 27, 2004, we issued 150,000 registered shares of our common stock to one director for services. On the same date we issued our director and CEO, Kevin Ryan, 150,000 registered shares and 300,000 restricted shares. During the three months ended March 31, 2004, we issued 950,000 shares of common stock for board compensation amounting to $260,569. We do not have a formal plan to compensate our directors.

ADDITIONAL  INFORMATION

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. We intend to send annual reports containing audited financial statements to our shareholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                                       30

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

To  the  Board  of  Directors
and  Stockholders  of  Xtreme  Companies,  Inc.

We have audited the accompanying balance sheets of Xtreme Companies, Inc., as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit) and cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xtreme Companies, Inc. at December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and its difficulties in generating sufficient cash flow to meet its obligation and sustain its operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Michael  Johnson  &  Co,  LLC
--------------------------------
Michael  Johnson  &  Co,  LLC
Denver,  Colorado
April  13,  2005


                             Xtreme Companies, Inc.
                                  Balance Sheet
                                December 31, 2004


ASSETS
                                                                2004           2003
                                                        -------------  -------------
CURRENT ASSETS
Cash                                                        $110,673        $61,752
Inventory                                                          -         84,821
Note receivable                                              144,605              -
Prepaid expenses                                               2,955          2,955
Deposits                                                       4,514         14,514
                                                        -------------  -------------

   TOTAL CURRENT ASSETS                                      262,747        164,042
                                                        -------------  -------------

NET PROPERTY & EQUIPMENT                                       4,440          5,444
                                                        -------------  -------------

 TOTAL ASSETS                                               $267,187       $169,486
                                                        =============  =============


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses                       $389,515       $421,577
Payroll tax liabilities                                      118,375        118,375
Deferred revenues                                             68,000              -
                                                        -------------  -------------

     TOTAL CURRENT LIABILITIES                               575,890        539,952
                                                        -------------  -------------

LONG TERM LIABILITIES
Long-term debt, less current portion                         586,150        368,783
                                                        -------------  -------------

  TOTAL LIABILITIES                                        1,162,040        908,735
                                                        -------------  -------------

COMMITMENTS AND CONTINGENCIES, NOTE 6

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized
  shares at $.001 par value, 11,035,156 shares issued
  and outstanding at December 31, 2004                        11,035          7,118
Additional paid-in capital                                16,861,183     15,555,172
Shares to be issued                                         (110,000)      (110,000)
Subscriptions receivable                                           -              -
Accumulated deficit                                      (17,657,071)   (16,191,539)
                                                        -------------  -------------

      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                  (894,853)      (739,249)
                                                        -------------  -------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)                                              $267,187   $169,486
                                                        =============  =============

                                       31



                             Xtreme Companies, Inc.
                            Statement of Cash Flows
                                Indirect Method

                                                      2004        2003
                                               ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                       $(1,465,532)  $(538,431)
Adjustment to reconcile net loss to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                     1,004          46
Writedown of assets                                 84,821     127,418
Issuance of stock for services                     330,272      23,559
Issuance of stock for cancellation of debts .            -     425,080
Return of stock for cancellation of note                 -      74,753
Issuance of stock for officer's compensation.      111,929           -
Issuance of stock for directors' fees              149,240           -
Issuance of stock for debt inducement              154,338           -
Debt conversion feature expense                    185,200           -
(Increase) decrease in current assets:                   -           -
Note receivable                                   (144,605)          -
Deposits                                            10,000     (10,000)
Prepaid expenses                                         -      (7,469)
Increase (decrease) in current liabilities:
   Accrued expenses and accounts payable           (77,446)   (150,891)
   Payroll tax liabilities payable                       -      (3,671)
   Deferred revenues                                68,000           -
                                               ------------  ----------

NET CASH USED IN OPERATING ACTIVITIES             (592,779)    (59,606)
                                               ------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory note          232,000           -
Proceeds from related party convertible debts      409,700     120,985
                                               ------------  ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES          641,700     120,985
                                               ------------  ----------

NET INCREASE IN CASH                                48,921      61,379

CASH AT BEGINNING OF PERIOD                        $61,752        $373
                                               ============  ==========

CASH AT END OF PERIOD                             $110,673     $61,752
                                               ============  ==========

SUPPLEMENTAL DISCLOSURE OF CASHFLOWS
Interest paid                                          353           -
Income taxes paid                                        -           -

                                       32




                    Xtreme Companies, Inc.
             Consolidated Statement of Operations

                                              2004         2003
                                       ------------  -----------

NET REVENUE                               $164,712           $-

COST OF GOODS SOLD                         129,211            -
                                       ------------  -----------
  GROSS PROFIT                              35,501            -

OPERATING EXPENSES
Officer compensation                       231,929
Investor relations                         183,150            -
Sales commissions                          152,404            -
Directors' fees                            149,240            -
Writedown of assets                         84,821      127,418
Professional fees                           84,654            -
Salaries                                    65,130            -
Rent                                        54,331            -
Financing inducement fees                   41,400            -
Federal grant solicitation                  35,357            -
Depreciation and amortization                1,004           46
Other operating expenses                   207,406      379,648
                                       ------------  -----------
                                         1,290,826      507,112
                                       ------------  -----------

  LOSS FROM OPERATIONS                  (1,255,325)    (507,112)
                                                     -----------

OTHER INCOME (EXPENSES)
Interest expense                          (210,207)     (31,319)
                                       ------------  -----------

  LOSS BEFORE INCOME TAXES              (1,465,532)    (538,431)
                                       ------------  -----------

PROVISION FOR INCOME TAXES                       -            -
                                       ------------  -----------

  NET LOSS                             $(1,465,532)   $(538,431)
                                       ============  ===========

BASIC AND DILUTED NET LOSS PER SHARE.       $(0.15)      $(0.40)
                                       ============  ===========

BASIC AND DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING                      10,101,467    1,347,350
                                       ============  ===========

                                       33


                                                 Xtreme Companies, Inc.
                                        Statements of Changes in Stockholders Equity


                                                                                                                      Total
                                            Common Stock           Additional        Deferred        Accumulated      Stockholders'
                                      Shares         Par .001      Paid in Capital   Compensation    Deficit          Equity

BALANCE, December 31, 2003           7,118,152         7,118         15,555,172       (110,000)     (16,191,539)     (739,249)

Recapitalization upon
reverse merger acquisition            (357,577)         (358)            35,780              -                -        35,422

Issuance of common stock
for officer compensation               450,000           450            111,479              -                -       111,929

Issuance of common stock
for consulting services              1,930,000         1,930            328,342              -                -       330,272

Issuance of common stock
for director's compensation            600,000           600            148,640              -                -       149,240

Beneficial conversion feature
on convertible debentures                    -             -            185,200              -                -       185,200

Conversion of debts                  1,294,581         1,295            340,682              -                -       341,977

Issuance of stock and stock warrants
for debt inducement                          -             -            155,888              -                -       155,888

Net loss                                     -             -                  -              -       (1,465,532)   (1,465,532)
                                      -------------  ------------  ----------------  --------------  ---------------  ------------

BALANCE, December 31, 2004          11,035,156        $11,035        $16,861,183      $(110,000)    $(17,657,071)   $(894,853)
                                    =============  ============  ================  ==============  ===============  ============

                             XTREME COMPANIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Business  and  Basis  of  Presentation
--------------------------------------

Xtreme Companies was organized August 14, 1994 under the laws of the State of Nevada, under the name of Shogun Advertising, Inc. On May 10, the Company changed its name to Xtreme Webworks, the Company offered services to Internet companies, assisting in higher recognition placement with search engines. It also designed and hosted Internet web sites and designed and published online and printed newsletters. On April 24, 2002, the Company changes its name to Xtreme Companies, Inc. (the "Company"). Effective November 30, 2002, the Company discontinued its operations of Xtreme Webworks.

In October 2003, Xtreme Companies, Inc. entered into an "Agreement and Plan of Reorganization with Rockwell Power Systems, Inc. Under this Agreement Xtreme Companies, Inc. purchased substantially all of the capital stock of Rockwell Power Systems, Inc. for approximately $175,000 in exchange for 60,000,000 million shares of its common stock. This acquisition has accounted for by the purchase method of accounting. Under the purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Xtreme based upon their respective estimated fair value as of October 1, 2003, the effective date of this acquisition. In addition, Shogun Investment Group, one of the major shareholders of the Company retained 50,000 free trading shares of the Company's common stock after giving effect to the reverse stock split. Shogun received $25,000 in cash on the date of the closing and $25,000 upon acceptance of a payment plan with the Internal Revenue Service for the outstanding tax liabilities.

The accompanying audited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The 2003 audited financial statements were filed on April 14, 2004 with the Securities and Exchange Commission and are hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Going  Concern
--------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company's current liabilities exceed the current assets by $313,143 as of December 31, 2004. The Company had operating losses of $1,255,325 and $507,112 in 2004 and 2003, respectively.

The Company's management is currently pursuing equity and/or debt financing in an effort to restart operations. The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flows from operations.

Principles  of  Consolidation
-----------------------------

The consolidated financial statements include the accounts of Xtreme Companies, Inc and its wholly owned subsidiary. All significant intercompany accounts and transactions are eliminated in consolidation.

Use  of  Estimates
------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the allowance for doubtful accounts, deferred tax asset valuation allowance and useful lives for depreciable and amortizable assets. Actual results could differ from those estimates.

                                       34

Cash  and  Cash  Equivalents
----------------------------
The Company considers all highly liquid investments purchased with an original maturity at date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.

Note  Receivable
----------------

During December 2004, the Company providing financing to Challenger Offshore ("Challenger"), a Missouri boat manufacturer. The Company provided this financing in the form of a note receivable. Repayment and interest terms were not determined as of the date of these financial statements. The Company has signed a marketing and distribution agreement with Challenger subsequent to December 31, 2004, as described in the subsequent events footnote herein.

Accounts  Receivable
--------------------
The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payments terms when making estimates of the uncollectibility of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, increase in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

Inventory
---------
Inventories consist of a variety of wholesale goods purchased for individual resale and are stated at the lower of cost, determined by the first-in, first-out ("FIFO") method, or market. The Company has reviewed its inventory for obsolescence on a quarterly basis since operations began and has written-off its inventory identified for obsolescence in 2004 and 2003, respectively.

Property  &  Equipment
----------------------
Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, e.g. computers (5 years), software (3 years), office equipment and furniture (3-7 years), tenant improvements (life of the lease - approximately 60 months).

Long-Lived  Assets
------------------

SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Disposed of" requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined an impairment loss was needed to be recognized for applicable assets of continuing operations in 2004.

Stock  Based  Compensation
--------------------------

SFAS No.123, "Accounting for Stock-Based Compensation" ("SFAS No. 123') allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"
("APB No. 25"), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied. In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received form non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.

Fair  Value  of  Financial  Instruments
---------------------------------------

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of December 31, 2004 and December 31, 2003, the
Company's notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

                                       35

Revenue  Recognition
--------------------

The Company recognizes income when the products are received by the customer. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company's revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company accounts for sales returns related to product sales on an individual basis, as they occur. Sales returns related to product sales have not been significant in the past.

Net  Loss  Per  Share
---------------------

SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share and diluted loss per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding and all shares held in treasury during the period. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Convertible debentures may have a dilutive effect on the Company's earnings per share in the future but are not included in the calculation for the year ended

Advertising  Costs
------------------

Advertising and promotional activities are expensed when incurred. Total advertising costs were $6,950 and $0 for the years ended December 31, 2004 and 2003, respectively.

Shipping  and  Handling  Costs
------------------------------

Shipping and handling costs are expensed when incurred. The Company recognizes all revenues and change of title to be FOB destination point. All sales are recorded when the products are received by the customer. The Company bills its customers on a separate basis for shipping and handling costs. Amounts billed to customers for shipping and handling are recorded as revenues, and more specifically within the "product sales" revenue subcategory. Amounts incurred by the Company for shipping and handling costs related to the sale and delivery of goods to its customers are included in other operating expenses in the statement of operations. Total shipping and handling costs were $4,591 and $0 for the years ended December 31, 2004 and 2003, respectively.

Income  Taxes
-------------

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:



Deferred  tax  assets:
    Net  operating  loss  carryforwards                     $17,657,071
    Valuation  allowance  for  deferred  tax  assets        (17,657,071)
                                                        ---------------
    Net  deferred tax assets                                         $-
                                                            ===========

                                       36

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2004, the Company had net operating loss carryforwards of approximately $17,657,071 or federal income tax purposes. Utilization of the net operating loss may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

2.  PROPERTY  AND  EQUIPMENT

Property  and equipment at December 31, 2004 and 2003 consists of the following:



                                                   2004     2003
                                                --------  -------
Machinery & equipment                            $4,505   $4,505
Furniture and fixtures                              985      985
                                                --------  -------
                                                  5,490    5,490
Less accumulated depreciation and amortization   (1,050)     (46)
                                                --------  -------
                                                 $4,440   $5,444
                                                ========  =======

3.  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts payable and accrued expenses at December 31, 2004 and 2003 consists of the following:


                         December  31,
                        -------------
                           2004      2003
                  -------------  --------
Accounts  payable  $     173,289  $330,632
Accrued  expenses        216,226    90,945
                   -------------  --------
                   $     389,515  $421,577
                   =============  ========

                        See independent auditors' report.

4.  CONVERTIBLE  DEBENTURES  AND  PROMISSORY  NOTES

During the quarter ended March 31, 2004, the Company issued a total of $146,000 worth of 6%, 5-Year Term, Convertible Debentures. The Debentures pay six percent (6%) cumulative interest and are subject to automatic conversion at the end of five years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at the lower of a) 75% of the lowest closing bid price of the common stock during the 15 trading days immediately preceding conversion or b) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debenture for the quarter ended March 31, 2004 has been recorded is interest expense in the amount of $36,500.

During the quarter ended September 30, 2004, the Company issued a total of $232,000 worth of 10%, 5-Year Term, Convertible Promissory Notes. The Promissory Notes pay ten percent (10%) cumulative interest and are subject to automatic conversion at the end of five years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at varying discounts to the market price of the Company's common stock. Management has estimated the average discount to be 30% of the market price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debenture for the quarter ended September 31, 2004 has been recorded is interest expense in the amount of $69,600.

                                       37

During the quarter ended December 31, 2004, the Company issued a discounted total of $316,400 worth of 8%, 5-Year Term, Convertible Debentures. The total discount in the amount of $52,700 is amortized over the 5-year term of the debentures. The holders of the debentures are also granted stock of 1,400,000 shares of common stock. The value of the stock was $154,000, which is amortized over the 5 year term of the debentures. Total amortization related to these particular convertible debentures and warrants was $338 for the year ended December 31, 2004. The warrants associated with the convertible debenture are not detachable. The Debentures shall pay eight percent (8%) cumulative interest and are subject to automatic conversion at the end of five (5) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at the lower of a) 75% of the lowest closing bid price of the common stock during the 15 trading days immediately preceding conversion or b) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debentures for the quarter ended December 31, 2004 has been recorded in the amount of $79,100, equal to 25% of the face value of each note.

5.  COMMITMENTS  AND  CONTINGENCIES

Legal  Matters
--------------

The Company is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management, that such litigation and claims will be resolved without a material effect on the Company's financial position.

6.  CAPITAL  STOCK  TRANSACTIONS

The authorized common stock of the Company consists of 100,000,000 shares with par value of $.001. On September 26, 2003, Xtreme's Board of Directors declared a 100-for-one reverse stock split of outstanding common stock payable at September 26, 2003 and amended the articles of incorporation to increase the authorized capital shares to 100,000,000. On January 30, 2004, Xtreme's Board of Directors declared a 10-for-1 reverse split of the outstanding common stock payable at January 30, 2004.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

During the year ended December 31, 2004, the following common stock transactions were made:

The Company issued 450,000 shares of the Company's common stock to an officer of the Company as compensation valued at $111,929 and agreed to issue an additional 1,930,000 shares for various services totaling $330,272.

The Company issued 600,000 shares of the Company's common stock for directors' compensation amounting to $149,240.

The Company issued 1,294,581 shares of the Company's common stock for the conversion of $341,977 in debts incurred in previous years.
The Company agreed to issue 1,400,000 shares of the Company's common stock, valued at $154,000 to a majority stockholder as an inducement to provide financing to the Company. The Company also issued 38,400 warrants to purchase common stock, valued at $1,888, to a majority stockholder. The warrants have a strike price of $.11 a share and are exercisable at any time over a five year term beginning December 15, 2004.

7.  RENTS

The Company occupies office space on a month to month basis as a tenant-at-will, in Stanton, California. The Company has occupied this office space since October 2003. Rents are scheduled at $1,695 a month.

8.  SUBSEQUENT  EVENTS

On March 1, 2005, the Company entered into a Marketing and Distribution Agreement with Marine Holdings, Inc., a Missouri corporation d/b/a Challenger Offshore ("Challenger"), and Ronald DiBartolo and Gailynn DiBartolo, the owners of all of the outstanding shares of common stock of Marine Holdings, Inc.

Pursuant to the Marketing and Distribution Agreement, the Company will administer all marketing and sales efforts and be the exclusive distributor of leisure, fishing and performance boats manufactured by Challenger. The Company will offer our key personnel, resources and capital to Challenger to facilitate the sales of Challenger's products through dealer networks, industry trade shows, directly selling and other distributors. All purchase orders will flow through us and will be immediately assigned to Challenger for fulfillment. Challenger will procure all inventory and assume responsibility for the shipping and delivery of all of its products ordered by the purchaser. The Company will receive a five percent cash commission, based on the total sales price as represented on purchase orders received by us or Challenger for all product sales.

The Company will pay five percent of the total outstanding shares of Xtreme on the closing date to Challenger for the right to market, sell and distribute its products upon the terms and subject to the conditions set forth in the Marketing and Distribution Agreement. Furthermore, Challenger will offer the option to us to purchase one-hundred percent of the outstanding shares of the Challenger shares upon the terms and subject to the conditions set forth in the Marketing and Distribution Agreement.

                                       38

JASPERS     HALL,  PC
CERTIFIED  PUBLIC  ACCOUNTANTS
------------------------------
9175  Kenyon  Avenue,  Suite  100
Denver,  CO  80237
303-796-0099

             Report of Independent Registered Public Accounting Firm

To  the  Board  of  Directors
Xtreme  Companies,  Inc.


We have reviewed the accompanying balance sheet of Xtreme Companies, Inc. as of June 30, 2005 and the related statements of operations for the three-months and six-months ended June 30, 2005 and cash flows for the six-months ended June 30, 2005, included in the accompanying Securities and Exchange Commission Form 10-QSB for the period ended June 30, 2005. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States.

The financial statements for the year ended December 31, 2004 were audited by other accountants, whose report dated April 13, 2005, expressed an unqualified opinion on those financial statements. They have not performed any auditing procedures since that date. In our opinion, the information set forth in the accompanying balance sheet as of June 30, 2005 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Jaspers and Hall

Jaspers  +  Hall,  PC
Denver,  Colorado
August  24,  2005

                                       39


                                Xtreme Companies
                           Consolidated Balance Sheet
                                  (Unaudited)


ASSETS
                                                          June 30,      December 31,
                                                                2005           2004
                                                        -------------  -------------
CURRENT ASSETS
Cash                                                         $34,425        $110,673
Note receivable                                            1,206,780         144,605
Prepaid expenses                                               2,955           2,955
Deposits                                                           -           4,514
Other current assets                                          25,160               -
                                                        -------------  -------------

   TOTAL CURRENT ASSETS                                    1,269,320         262,747
                                                        -------------  -------------

NET PROPERTY & EQUIPMENT                                       6,032           4,440
                                                        -------------  -------------

 TOTAL ASSETS                                              1,275,352        $267,187
                                                        =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses                       $437,015        $389,515
Payroll tax liabilities                                      122,483         118,375
Convertible debts                                             90,000               -
Deferred revenues                                            109,940          68,000
                                                        -------------  -------------

     TOTAL CURRENT LIABILITIES                               759,438         575,890
                                                        -------------  -------------

LONG TERM LIABILITIES
Long-term debt, less current portion                       1,700,448         586,150
                                                        -------------  -------------

  TOTAL LIABILITIES                                        2,459,886       1,162,040
                                                        -------------  -------------

COMMITMENTS AND CONTINGENCIES, NOTE 6

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized
  shares at $.001 par value, 17,239,119 shares issued
  and outstanding at June 30, 2005                            17,293          11,035
Additional paid-in capital                                18,051,450      16,861,183
Deferred Compensation                                       (110,000)       (110,000)
Accumulated deficit                                      (19,143,277)    (17,657,071)
                                                        -------------  -------------

      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                (1,184,534)       (894,853)
                                                        -------------  -------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)                                        $1,275,352        $267,187
                                                        =============  =============


                                Xtreme Companies
                      Consolidated Statement of Operations
                                  (Unaudited)


                                                  Three months ended                Six months ended
                                                      June 30,                          June 30,
                                          --------------------------------  ------------------------------
                                                         2005        2004                2005        2004
                                          --------------------  ----------  ------------------  ----------

REVENUES                                              $552,300     $16,801            $620,300    $110,852
COST OF GOODS SOLD                                     467,127      45,589             526,193      92,507
                                          --------------------  ----------  ------------------  ----------

GROSS PROFIT                                            85,173     (28,788)             94,107      18,345
                                          --------------------  ----------  ------------------  ----------

OPERATING EXPENSES:
Marketing                                               29,500           -             113,441           -
Investor Relations                                      88,250       6,300             167,185      90,735
Financing Comissions                                    37,800      19,400              37,800      19,400
Professional fees                                       47,535      13,010              68,635      29,060
Consulting fees                                          7,000     120,735             363,365     149,240
Sales Comissions                                         5,800     114,200              17,800     124,100
Rent                                                    11,504      11,902              22,300      24,429
Officer Compensation                                    30,000      30,000              40,000     117,929
Amortization and depreciation                              297         275                 524         550
Writedown of assets                                          -           -                   -      84,821
Salaries                                                12,000      26,555              12,000      45,541
Other Expenses                                          33,103     211,571              63,602     318,058
                                          --------------------  ----------  ------------------  ----------
  Total Operating Expenses                             302,789     553,948             906,652   1,165,588
                                          --------------------  ----------  ------------------  ----------

Loss from Operations                                  (217,616)   (582,736)           (812,545) (1,147,243)
                                          --------------------  ----------  ------------------  ----------

OTHER INCOME (EXPENSES)
Interest expense                                      (244,632)     (7,585)           (673,662)     (7,647)
                                          --------------------  ----------  ------------------  ----------

NET INCOME (LOSS)                                     (462,248)   (590,321)         (1,486,207) (1,154,890)
                                          ====================  ==========  ==================  ==========

Weighted average number of
  shares outstanding                                17,293,119   9,463,901          15,057,552   9,927,403
                                          ====================  ==========  ==================  ==========

Net Earnings (Loss) per share                          $ (0.03)    $ (0.06)            $ (0.10)    $ (0.12)
                                          ====================  ==========  ==================  ==========

See accompanying notes to financial statements

                                       40


                                Xtreme Companies
                            Statement of Cash Flows
                                  (Unaudited)


                                                          Six months ended
                                                            June 30,
                                                  ------------------------------
                                                               2005         2004
                                                  ------------------  ----------------

Cash Flows From Operating Activities:
  Net Income (Loss)                                      $(1,486,207)      $(1,154,890)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation/amortization                                 40,601               550
    Issuance of stock for services                            83,591           865,844
    Issuance of stock for consulting services                334,365                 -
    Issuance of stock or warrants for debt inducement        250,774                 -
    Beneficial conversion feature expense                    309,199                 -
    Writedown of inventory                                                      84,821
    Note receivable                                       (1,062,175)                -
    Deposits                                                       -            10,000
    Other current assets                                      20,646                 -
 Changes in assets and liabilities:
   Decrease (Increase) in deposits                                              10,000
 Increase (decrease) in
   Accounts payable and accrued expenses                      47,501           (50,530)
   Payroll tax liabilities payable                             4,108
   Deferred Revenues                                          41,940
                                                         ------------------  ----------
Net Cash Used in Operating Activities                     (1,456,951)          (244,205)
                                                         ------------------  ----------

Cash Flow From Investing Activities:

  Purchase of equipment                                       (2,116)                 -
                                                         ------------------  ----------
Net Cash used in Investing Activities                         (2,116)                 -
                                                         ------------------  ----------

Cash Flow From Financing Activities:
  Proceeds from related party convertible debts            1,216,817                  -
  Payments on notes payable                                   (8,000)
  Proceeds from notes payable                                174,000            243,000
                                                         ------------------  ----------
Net Cash Provided By Financing Activities                  1,382,817            243,000
                                                         ------------------  ----------

(Decrease) Increase in Cash                                  (76,248)            (1,205)

Cash and Cash Equivalents - Beginning of period.             110,673             61,752
                                                         ------------------  ----------

Cash and Cash Equivalents - End of period                    $34,425            $60,547
                                                         ==================  ==========



Supplemental Cash Flow Information:
  Interest paid                                                 $ 55                $ -
                                                         ==================  ==========
  Taxes paid                                                     $ -                $ -
                                                         ==================  ==========

                                       41


                                                   XTREME COMPANIES, INC.
                                        STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
                                                         (UNAUDITED)

                                      Total                          Additional
                                      Common Stock    Common Stock   Paid in        Deferred      Accumulated
                                                       Par .001      Capital       Compensation     Deficit          Total

BALANCE, December 31, 2004 . . . . .    11,035,156       11,035   16,861,183        (110,000)     (17,657,071)     (894,853)

Recapitalization upon
reverse merger acquisition . . . . .        59,687           60          (60)              -                -             -

Issuance of common stock
for consulting services. . . . . . .       557,275          557       83,034               -                -        83,591

Issuance of common stock
for director's compensation. . . . .     2,229,101        2,229      332,136               -                -       334,365

Beneficial conversion feature
on convertible debentures. . . . . .             -            -      309,199               -                -       309,199

Conversion of debts. . . . . . . . .       340,074          340       36,938               -                -        37,278

Issuance of stock and stock warrants
for debt inducement. . . . . . . . .     3,071,826        3,072      429,020               -                -       432,092

Net loss . . . . . . . . . . . . . .             -            -            -               -       (1,486,207)   (1,486,207)
                                      ------------  -----------  ------------  --------------  ---------------  ------------

BALANCE, June 30, 2005. . . . . . .     17,293,119  $    17,293  $18,051,450   $    (110,000)  $  (19,143,277)  $(1,184,534)
                                      ============  ===========  ============  ==============  ===============  ============

See accompanying notes to financial statements

                             XTREME COMPANIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004


1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Business  and  Basis  of  Presentation
--------------------------------------

Xtreme Companies was organized August 14, 1994 under the laws of the State of Nevada, under the name of Shogun Advertising, Inc. On May 10, 2003, the Company changed its name to Xtreme Webworks. The Company offered services to Internet companies, assisting in higher recognition placement with search engines. It also designed and hosted Internet web sites and designed and published online and printed newsletters. On April 24, 2002, the Company changed its name to Xtreme Companies, Inc. (the "Company"). Effective November 30, 2002, the Company discontinued its operations of Xtreme Webworks.

In October 2003, Xtreme Companies, Inc. entered into an Agreement and Plan of Reorganization with Rockwell Power Systems, Inc. Under this Agreement, Xtreme Companies, Inc. purchased substantially all of the capital stock of Rockwell Power Systems, Inc. for approximately $175,000 in exchange for 60,000,000 million shares of its common stock. This acquisition was accounted for by the purchase method of accounting. Under the purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Xtreme based upon their respective estimated fair value as of October 1, 2003, the effective date of this acquisition. In addition, Shogun Investment Group, one of the major shareholders of the Company retained 50,000 free trading shares of the Company's common stock after giving effect to the reverse stock split. Shogun received $25,000 in cash on the date of the closing and $25,000 upon acceptance of a payment plan with the Internal Revenue Service for the outstanding tax liabilities.

The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The 2004 audited financial statements were filed in the Company's Form 10-KSB on April 15, 2005 with the Securities and Exchange Commission and are hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

                                       42

Going  Concern
--------------
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company's total liabilities exceed the total assets by $1,184,534 as of June 30, 2005. The Company had operating losses of $217,616 and $582,736 for the three months ended June 30, 2005 and 2004, respectively.

The Company's management is currently pursuing equity and/or debt financing in an effort to continue operations. The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flows from operations.

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of Xtreme Companies, Inc and its wholly owned subsidiary. All significant intercompany accounts and transactions are eliminated in consolidation.

Use  of  Estimates
------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the allowance for doubtful accounts, deferred tax asset valuation allowance and useful lives for depreciable and amortizable assets. Actual results could differ from those estimates.

Cash  and  Cash  Equivalents
----------------------------
The Company considers all highly liquid investments purchased with an original maturity at date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.


Note  Receivable
----------------
During December 2004 and throughout the three and six months ended June 30, 2005, the Company providing financing totaling $1,206,780 to Challenger Offshore ("Challenger"), a Missouri boat manufacturer. The Company provided this financing in the form of a note receivable. Repayment of the Note can be in stock at the Company's option upon the twelfth month following the signing of the marketing and distribution agreement. There is no interest rate. The Company signed a marketing and distribution agreement on March 1, 2005 with Challenger as described in Note 8 herein.

Accounts  Receivable
--------------------
The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payments terms when making estimates of the uncollectibility of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, increase in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

Inventory
---------
Inventory consists of a variety of wholesale goods purchased for individual resale and are stated at the lower of cost, determined by the first-in, first-out ("FIFO") method, or market. The Company has reviewed its inventory for obsolescence on a quarterly basis since operations began and has written-off its inventory identified for obsolescence in 2004.

Property  &  Equipment
----------------------
Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, e.g. computers (5 years), software (3 years), office equipment and furniture (3-7 years), tenant improvements (life of the lease - approximately 60 months).

                                       43

Long-Lived Assets
----------------
SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Disposed of" requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined an impairment loss was needed to be recognized for applicable assets of continuing operations in 2004.

Stock  Based  Compensation
--------------------------
SFAS No.123, "Accounting for Stock-Based Compensation" ("SFAS No. 123') allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"
("APB No. 25"), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied. In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received form non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of June 30, 2005 and June 30, 2004, the Company's notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

Revenue  Recognition
--------------------
The Company recognizes income when the products are received by the customer. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company's revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company accounts for sales returns related to product sales on an individual basis, as they occur. Sales returns related to product sales have not been significant in the past.

Net  Loss  Per  Share
---------------------
SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share and diluted loss per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding and all shares held in treasury during the period. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Convertible debentures may have a dilutive effect on the Company's earnings per share in the future but are not included in the calculation for the year ended

Advertising  Costs
------------------
Advertising  and  promotional  activities  are  expensed  when  incurred.

Shipping  and  Handling  Costs
------------------------------
Shipping and handling costs are expensed when incurred. The Company recognizes all revenues and change of title to be FOB destination point. All sales are recorded when the products are received by the customer. The Company bills its customers on a separate basis for shipping and handling costs. Amounts billed to customers for shipping and handling are recorded as revenues, and more specifically within the "product sales" revenue subcategory. Amounts incurred by the Company for shipping and handling costs related to the sale and delivery of goods to its customers are included in other operating expenses in the statement of operations. Total shipping and handling costs were $7,414 and $0 for the three months ended June 30, 2005 and 2004, respectively.

                                       44

Income  Taxes
-------------
There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:


Deferred tax assets:
    Net operating loss carry forwards                 $18,898,646
    Valuation allowance for deferred tax assets      (18,898,646)
                                                 ---------------
    Net deferred tax assets                     $              -
                                                 ===============

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of June 30, 2005, the Company had net operating loss carry forwards of approximately $18,898,646 for federal income tax purposes. Utilization of the net operating loss may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

2.     PROPERTY  AND  EQUIPMENT

Property and equipment at June 30, 2005 and December 31, 2004 consists of the following:


                                                   2005     2004
                                                --------  -------
Machinery & equipment. . . . . . . . . . . . .  $ 6,621   $4,505
Furniture and fixtures . . . . . . . . . . . .      985      985
                                                --------  -------
                                                  7,606    5,490
Less accumulated depreciation and amortization   (1,574)  (1,050)
                                                --------  -------
                                                $ 6,032   $4,440
                                                ========  =======

3.     ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts payable and accrued expenses at June 30, 2005 and December 31, 2004 consists of the following:



                           2005      2004
                  -------------  --------
Accounts payable  $     184,933  $272,455
Payroll Taxes Payable   122,483   118,375
Accrued expenses        129,599    46,185
                  -------------  --------
                  $     437,015  $389,515
                  =============  ========


                                       45

4.     CONVERTIBLE  DEBENTURES  AND  PROMISSORY  NOTES

During the quarter ended June 30, 2005, the Company issued a discounted total of $965,817 worth of 8%, 5-Year Term, Convertible Debentures. The total discount in the amount of $134,000 is amortized over the 5-year term of the debentures. Total amortization related to these particular convertible debentures and warrants was $24,701 for the three months ended June 30, 2005. The warrants associated with the convertible debenture are not detachable. The Debentures shall pay eight percent (8%) cumulative interest and are subject to automatic conversion at the end of five (5) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at the lower of a)
75% of the lowest closing bid price of the common stock during the 15 trading days immediately preceding conversion or b) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debentures for the three months ended June 30, 2005 has been recorded in the amount of $166,699, equal to 25% of the face value of each note.

5.     COMMITMENTS  AND  CONTINGENCIES

Legal  Matters
--------------
None.

6.     CAPITAL  STOCK  TRANSACTIONS

The authorized common stock of the Company consists of 100,000,000 shares with par value of $.001. On September 26, 2003, Xtreme's Board of Directors declared a 100-for-one reverse stock split of outstanding common stock effective September 26, 2003 and amended the articles of incorporation to increase the authorized capital shares to 100,000,000. On January 30, 2004, Xtreme's Board of Directors declared a 10-for-1 reverse split of the outstanding common stock effective January 30, 2004.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

During the six months ended June 30, 2005, the following common stock transactions were made:

The Company issued 59,687 shares of the Company's common stock in connection with the merger with Rockwell Power Systems in 2003, and were accounted for during the merger of Rockwell International and Xtreme Companies; therefore, there was no additional expense associated with the issuance of these shares to be included in the report for three months ended March 31, 2005.

The Company issued 557,275 shares of the Company's common stock in connection with the marketing and distribution agreement effective March 1, 2005, with Challenger, amounting to $83,591.

On April 18, 2005, the Company issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 84,000 shares of common stock at $.35 per share. The warrant has a term of five years.

On May 5, 2005, the Company issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $.22 per share. The warrant has a term of five years.

On May, 13, 2005, the Company issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 228,000 shares of common stock at $.20 per share. The warrant has a term of five years.

On May 18, 2005, the Company issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 101,817 shares of common stock at $.20 per share. The warrant has a term of five years.

On May 20, 2005, the Company issued a warrant to eFund Capital Partners, LLC to purchase 120,000 shares of common stock at $.20 per share. The warrant has a term of five years.

On June 16, 2005 The Company issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $.16 per share. The warrant has a term of five years.

7.        RENT

The Company occupies office space on a month to month basis as a tenant-at-will, in Stanton, California. The Company has occupied this office space since October 2003. Rents are scheduled at $1,695 a month. The Company currently occupies its headquarter in Washington, MO and does not pay rent to Marine Holdings, pursuant to our Marketing and Distribution Agreement.

8.     MARKETING  AND  DISTRIBUTION  AGREEMENT

On March 1, 2005, the Company entered into a Marketing and Distribution Agreement with Marine Holdings, Inc., a Missouri corporation d/b/a Challenger Offshore ("Challenger"), and Ronald DiBartolo and Gailynn DiBartolo, the owners of all of the outstanding shares of common stock of Challenger.

                                       46

Pursuant to the Marketing and Distribution Agreement, the Company will administer all marketing and sales efforts and be the exclusive distributor of leisure, fishing and performance boats manufactured by Challenger. The Company will offer its key personnel, resources and capital to Challenger to facilitate the sales of Challenger's products through dealer networks, industry trade shows, directly selling and other distributors. All purchase orders will flow through the Company and will be immediately assigned to Challenger for fulfillment. Challenger will procure all inventory and assume responsibility for the shipping and delivery of all of its products ordered by the purchaser. The Company will receive a five percent cash commission, based on the total sales price as represented on purchase orders received by the Company or Challenger for all product sales.

The Company will pay an additional five percent of the total outstanding shares of Xtreme on the closing date to Challenger for the right to market, sell and distribute its products upon the terms and subject to the conditions set forth in the Marketing and Distribution Agreement. Furthermore, Challenger will offer the option to the Company to purchase one-hundred percent of the outstanding shares of the Challenger shares upon the terms and subject to the conditions set forth in the Marketing and Distribution Agreement.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE XI of our Bylaws states that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit of proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforce in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                      EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing  Fee--Securities  and  Exchange  Commission          $900
Legal  Expenses                                           $9,000
Accounting  Expenses                                      $9,200
Blue  Sky  Fees  and  Expenses                            $1,000
Printing  Expenses                                        $3,000
Miscellaneous  expenses                                   $1,900
                                                       ---------
              Total:                                     $25,000

                     RECENT SALES OF UNREGISTERED SECURITIES

In April of 2003, we issued 1,062,500 and 130,305 shares of restricted stock to Shogun Investment Group and Cambro Investment Group, Inc. in the amount of $425,080 and $52,122 in exchange of the cancellation of debt.

The issuance of the shares was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

                                       47

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and


- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

IN OCTOBER 2003, WE ISSUED 2,000,000 (PRE 10 FOR 1 REVERSE SPLIT) SHARES OF COMMON STOCK TO CALICORP, INC. PURSUANT TO A CONSULTING AGREEMENT TO ASSIST US IN RE-CAPITALIZATION AND RESTRUCTURING AND TO SEEK OUT POTENTIAL MERGER CANDIDATES.

The issuance of the shares was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In october 2003, we issued 3,000,000 (pre 10 for 1 reverse split) shares of Common stock to dutchess advisors under a consulting agreement to assist us in Re-capitalization and restructuring and to seek out potential merger candidates.

The issuance of the shares was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In october 2003, we issued 3,000,000 (pre 10 for 1 reverse split) shares of Common stock to dutchess private equities. Fund pursuant to the debenture Agreement.

The issuance of the shares was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

                                       48

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On October 1, 2003, we entered into an investment agreement with Dutchess Private Equities Fund, L.P for $50,000 whereby we issued a convertible debenture. The Debenture was convertible into our common stock at the lesser of 80% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On October 1, 2003, we entered into an investment agreement with eFund Small Cap. Fund, L.P for $50,000 whereby we issued a convertible debenture. The Debenture is convertible into our common stock at the lesser of 80% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In October 2003, we signed the Agreement and Plan of Reorganization with Rockwell Power Systems. Under this agreement, our current shareholders retained 356,535 shares of common stock after giving effect to the reverse stock split and shareholders of Rockwell received 60,000,000 of the shares of our common stock. After the merger, Rockwell owned 99.9% of our outstanding shares.

The issuance of the shares was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

                                       49

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On February 18, 2004, we entered into an investment agreement with eFund Capital Partners, LLC for $28,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On February 18, 2004, we entered into an investment agreement with Preston Capital Partners, LLC for $28,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On October 18, 2004, we entered into an investment agreement with Dutchess Private Equities Fund, II, L.P for $20,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

                                       50

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On October 18, 2004, we entered into an investment agreement with eFund Capital Partners, LLC for $18,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On  December  23,  2004,  we  entered into an investment agreement with Dutchess
Private Equities Fund, II, L.P for $240,000 whereby we issued a convertible debenture. The debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average of the five lowest bid prices of the common stock for the thirty trading days prior to closing.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

                                       51

On January 3, 2005, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on January 3, 2010.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at .08 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 8, 2005, we issued convertible debentures of $120,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on January 3, 2010.

The issuance of the convertible debenture was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

                                       52

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess
Private Equities Fund, LP to purchase 120,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 9, 2005, we issued a promissory Note to Dutchess Private Equities Fund, II, LP in the amount of $90,000. The Note carries an interest rate of 0% per year and was due on April 11, 2005. The note was in default as of June 30, 2005 and pursuant to the terms of the Note, Dutchess elected to charge us 10% of the face amount on the Note as a penalty. We repaid the Note in full on July 1, 2005 including all penalties and interest.

The issuance of the promissory note was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 10, 2005, we issued convertible debentures of $60,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on March 10, 2010.

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

                                       53

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 60,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 18, 2005, we issued convertible debentures of $60,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on March 10, 2010.

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 60,000 shares of common stock at $0.08 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

                                       54

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 18, 2005, we issued convertible debentures of $84,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on April 8, 2010.

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


In connection with the above financing, we issued a warrant to Dutchess
Private Equities Fund, LP to purchase 84,000 shares of common stock at $0.35 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 5, 2005, we issued convertible debentures of $192,000 to Dutchess Private Equities Fund, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 5, 2010.

                                       55

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess
Private Equities Fund, LP to purchase 192,000 shares of common stock at .22 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 13, 2005, we issued convertible debentures of $228,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on April 8, 2010.

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 228,000 shares of common stock at $0.20 per share. The warrant has a term of five years.

                                       56

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 18, 2005, we issued convertible debentures of $101,817 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 18, 2010.

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 101,817 shares of common stock at $0.20 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

                                       57

On May 20, 2005, we issued convertible debentures of $120,000 to eFund Capital Partners, LLC. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on May 20, 2010.

The issuance of the convertible debentures was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to eFund Capital Partners, LLC to purchase 120,000 shares of common stock at $0.20 per share. The warrant has a term of five years.

The issuance of the warrant was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On the dates listed below, we sold subordinated convertible promissory notes to those investors and in such amounts as listed below. The Notes are convertible at the lesser of a) a 30% discount to market or b) $0.50 per shares. The Notes bear a 5% interest rate and mature twelve months from the date of issuance.

                                       58



NAME                                     AMOUNT     DATE
---------------------------------------  ---------  ---------
Champagne, Raymond                        2,000.00  4/23/2004
---------------------------------------  ---------  ---------

Connolly, Patrick                        50,000.00  5/27/2004
---------------------------------------  ---------  ---------

Davis, George M.                          2,000.00  4/30/2004
---------------------------------------  ---------  ---------

Dick, Richard A.                          2,000.00   5/3/2004
---------------------------------------  ---------  ---------

Eargle, Watson                            2,000.00  5/12/2004
---------------------------------------  ---------  ---------
Feldman, Ronald                           2,000.00  5/17/2004
---------------------------------------  ---------  ---------

Layne, John D.                            2,000.00  5/11/2004
---------------------------------------  ---------  ---------

Longo, Anthony J.                         2,000.00  4/30/2004
---------------------------------------  ---------  ---------

Nunn, Howard Stubbs, Jr., MD             25,000.00  6/18/2004
---------------------------------------  ---------  ---------

Sullivan, Daniel                          2,000.00  4/23/2004
---------------------------------------  ---------  ---------

Sullivan, Steve & Debbie                  2,000.00  5/13/2004
---------------------------------------  ---------  ---------

Sullivan, Tony                            2,000.00  4/23/2004
---------------------------------------  ---------  ---------

Winn, J&J Family    Limited Partnership   2,000.00   5/6/2004
---------------------------------------  ---------  ---------

The issuance of the notes was undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On August 24, 2005, we entered into an Investment Agreement with Preston Capital Partners that allows us to "put" to Preston Capital Partners up to $5,000,000 total. The Investment Agreement we have with Preston Capital Partners allows us to "put" to Preston Capital Partners up to $5,000,000 total. Preston must purchase from us the number of shares of common stock having an aggregate purchase price equal to the lesser of (i) the put amount, and (ii) 20% of the aggregate trading volume of our common stock during the five trading days after we deliver the put notice times 95% of the average of four lowest closing bid prices of our common stock during the five trading days after we deliver the put notice. No put shall exceed $100,000. The purchase price for our common stock identified in the put notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five trading days after we deliver the put notice to Preston Capital Partners. We can initiate a new put after we close on the prior put. As of July 21, 2005, we have not issued any shares pursuant to this Investment Agreement.


We entered into the Investment Agreement pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales will be made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to entering into the Investment Agreement, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf entered into the Investment Agreement by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

                                       59

On June 16, 2005, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on June 16, 2010.

We issued the debenture pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales will be made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to entering into the Investment Agreement, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf entered into the Investment Agreement by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 240,000 shares of common stock at $0.16 per share. The warrant has a term of five years.

We issued the warrant pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales will be made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to entering into the Investment Agreement, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf entered into the Investment Agreement by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On July 7, 2005, we issued convertible debentures of $228,000 to Dutchess Private Equities Fund, II, LP. The purchaser of the convertible debentures is entitled to convert the face amount of the debentures plus accrued interest into our common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. The convertible debentures shall pay 8% cumulative interest in cash or common stock, at the purchaser's option, at the time of each conversion. The debentures are payable on July 7, 2010.

We issued the debenture pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales will be made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

                                       60

- at a reasonable time prior to entering into the Investment Agreement, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf entered into the Investment Agreement by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In connection with the above financing, we issued a warrant to Dutchess Private Equities Fund, II, LP to purchase 228,000 shares of common stock at $0.12 per share. The warrant has a term of five years.

We issued the warrant pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales will be made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to entering into the Investment Agreement, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf entered into the Investment Agreement by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


                                  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

 (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                       61

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION
-------------       --------------------

2.1 Acquisition Agreement between the Company and Waste Renewal Systems, Inc., dated April 26, 2002 (included as Exhibit 2 to the Form 8-K filed May 8, 2002, and incorporated herein by reference).

2.2 Agreement and Plan of Reorganization between the Company and Rockwell Power Systems, dated October 1, 2003 (included as Exhibit 2.1 to the Form 8-K filed October 9, 2003, and incorporated herein by reference).

3.1 Articles of Incorporation (included as Exhibit 3.1 to the Form 10-SB12G/A filed November 7, 2000, and incorporated herein by reference).

3.2 By-laws (included as Exhibit 3.2 to the Form 10-SB filed November 7, 2000, and incorporated herein by reference).

3.3  Amendment  to  Articles  of  Incorporation  (previously filed).

4.1 Debenture Agreement between the Company and Dutchess Private Equities Fund, L.P., dated October 1, 2003 (included as Exhibit 4.1 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

4.2 Debenture Agreement between the Company and eFund Small-Cap Fund, L.P., dated October 1, 2003 (included as Exhibit 4.2 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

4.3 Subscription Agreement between the Company and Dutchess Private Equities Fund, L.P., dated October 1, 2003 (included as Exhibit 10.4 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

4.4 Subscription Agreement between the Company and eFund Capital Partners, dated October 1, 2003 (included as Exhibit 10.5 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

4.5 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated October 1, 2003 (included as Exhibit 10.6 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

4.6 Registration Rights Agreement between the Company and eFund Small-Cap Fund, L.P., dated October 1, 2003 (included as Exhibit 10.7 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

4.7 Debenture Agreement between the Company and Preston Capital Partners, L.P., dated February 3, 2004 (included as Exhibit 4.1 to the Form 10-QSB filed May 24, 2004, and incorporated herein by reference).

4.8 Debenture Agreement between the Company and eFund Capital Partners, LLC, dated February 18, 2004 (included as Exhibit 4.2 to the Form 10-QSB filed May 24, 2004, and incorporated herein by reference).

4.9 Registration Rights Agreement between the Company and Preston Capital Partners, L.P., dated February 3, 2004 (included as Exhibit 10.1 to the Form 10-QSB filed May 24, 2004, and incorporated herein by reference).

4.10 Registration Rights Agreement between the Company and eFund Capital Partners, LLC, dated February 18, 2004 (included as Exhibit 10.2 to the Form 10-QSB filed May 24, 2004, and incorporated herein by reference).

4.11 Subordinated Convertible Promissory Note between the Company and Lenders (included as Exhibit 10.24 to the Form 10-QSB filed November 23, 2004, and incorporated herein by reference).

                                       62

4.12 Debenture Agreement between the Company and Dutchess Private Equities Fund L.P., dated October 18, 2004 (included as Exhibit 4.3 to the Form 10-KSB filed April 15, 2005, and incorporated herein by reference).

4.13 Debenture Agreement between the Company and eFund Capital Partners, LLC, dated October 18, 2004 (included as Exhibit 4.4 to the Form 10-KSB filed April 15, 2005, and incorporated herein by reference).

4.14 Debenture Agreement between the Company and Dutchess Private Equities Fund L.P., dated December 23, 2004 (included as Exhibit 4.5 to the Form 10-KSB filed April 15, 2005, and incorporated herein by reference).

4.15 Debenture Agreement between the Company and Dutchess Private Equities Fund, II, LP, dated January 3, 2005 (included as Exhibit 4.6 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.16 Warrant Agreement between the Company and Dutchess Private Equities, II, LP, dated January 3, 2005 (included as Exhibit 4.7 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.17 Debenture Agreement between the Company and Dutchess Private Equities Fund, LP, dated March 8, 2005 (included as Exhibit 4.8 to the Form 10-QSB filed May
16,  2005,  and  incorporated  herein  by  reference).

4.18 Warrant Agreement between the Company and Dutchess Private Equities, LP, dated March 8, 2005 (included as Exhibit 4.9 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.19 Debenture Agreement between the Company and eFund Capital Partners, LLC, dated March 10, 2005 (included as Exhibit 4.10 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.20 Warrant Agreement between the Company and eFund Capital Partners, LLC, dated March 10, 2005 (included as Exhibit 4.11 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.21 Debenture Agreement between the Company and eFund Capital Partners, LLC, dated March 18, 2005 (included as Exhibit 4.12 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.22 Warrant Agreement between the Company and eFund Capital Partners, LLC, dated March 10, 2005 (included as Exhibit 4.13 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.23 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated March 11, 2005 (included as Exhibit 4.14 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

4.24 Debenture Agreement between the Company and Dutchess Private Equities Fund, dated April 18, 2005 (included as Exhibit 4.24 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference).

4.25 Warrant Agreement between the Company and Dutchess Private Equities Fund, dated April 18, 2005 (included as Exhibit 4.25 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference)

4.26 Debenture Agreement between the Company and Dutchess Private Equities Fund, II, dated May 5, 2005 (included as Exhibit 4.26 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference)

4.27 Warrant Agreement between the Company and Dutchess Private Equities Fund, II, dated May 5, 2005 (included as Exhibit 4.27 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference)

4.28 Debenture Agreement between the Company and Dutchess Private Equities Fund, II, dated May 13, 2005 (included as Exhibit 4.28 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference)

4.29 Warrant Agreement between the Company and Dutchess Private Equities Fund, II, dated May 13, 2005 (included as Exhibit 4.29 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference)

4.30 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, II, dated May 18, 2005 (included as Exhibit 4.30 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference).

4.31 Warrant Agreement between the Company and Dutchess Private Equities Fund, II, dated May 18, 2005 (included as Exhibit 4.31 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference).

4.32 Debenture Agreement between the Company and eFund Capital Partners, LLC dated May 20, 2005 (included as Exhibit 4.32 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference).

4.33 Warrant Agreement between the Company and eFund Capital Partners dated May 20, 2005 (included as Exhibit 4.33 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference).

                                       63

4.34 Debenture Conversion Amendment between the Company, Dutchess Private Equities Fund, Dutchess Private Equities Fund II and eFund Capital Partners (included as Exhibit 4.34 to the Form SB-2 filed on June 9, 2005, and incorporated herein by reference).

4.35 Registration Rights Agreement between the Company and Preston Capital Partners, dated August 24, 2004.

5.1  Opinion  of  Amy  M.  Trombly,  Esq.  (to be filed)

10.1 Employment Agreement between the Company and Kevin Ryan, dated October 30, 2003 (included as Exhibit 10.2 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.2 Consulting Agreement between the Company and Calicorp, dated October 1, 2003 (included as Exhibit 10.3 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.3 Lease Agreement between the Company and Corning Garden Grove, LLC, dated November 5, 2003 (included as Exhibit 10.8 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.4 Lease Agreement between the Company and Marlborough Square Equities, LLC, dated December 1, 2003 (included as Exhibit 10.9 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.5 Consulting Agreement between the Company and Dutchess Advisors, dated October 1, 2003 (included as Exhibit 10.10 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.6 Consulting Agreement between the Company and Lane Longhurst, dated October 28, 2003 (included as Exhibit 10.11 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.7 Consulting Agreement between the Company and Gordon McGilton, dated October 28, 2003 (included as Exhibit 10.12 to the Form 10-KSB filed April 14, 2004, and incorporated herein by reference).

10.8 Consulting Agreement between the Company and Douglas Leighton, dated January 15, 2004 (included as Exhibit 10.1 to the Form S-8 filed February 4, 2004, and incorporated herein by reference).

10.9 Consulting Agreement between the Company and Michael Novielli, dated January 15, 2004 (included as Exhibit 10.2 to the Form S-8 filed February 4, 2004, and incorporated herein by reference).

10.10 Consulting Agreement between the Company and Theodore J. Smith, dated February 6, 2004 (included as Exhibit 10.1 to the Form S-8 filed February 13, 2004, and incorporated herein by reference).

10.11 Consulting Agreement between the Company and Jeffrey Conrad, dated February 6, 2004 (included as Exhibit 10.2 to the Form S-8 filed February 13, 2004, and incorporated herein by reference).

10.12 Letter of Agreement between the Company and Roean Industries, Inc., dated February 26, 2004 (included as Exhibit 10.1 to the Form S-8 filed February 27, 2004, and incorporated herein by reference).

10.13 Non-Employee Directors and Consultants Retainer Stock Plan, dated October 2, 2003 (included as Exhibit 4 to the Form S-8 filed October 17, 2003, and incorporated herein by reference).

10.14 Fire rescue jet sale agreement between the Company and Barb Weir, dated July 1, 2004 (included as Exhibit 10.20 to the Form 10-QSB filed November 23, 2004, and incorporated herein by reference).

10.15 License Agreement between the Company and Albert Mardikian, dated June 2, 2004 (included as Exhibit 10.23 to the Form 10-QSB filed August 25, 2004, and incorporated herein by reference).

10.16 Sales Agreement between the Company and Barb Weir, dated July 1, 2004 (included as Exhibit 10.20 to the Form 10-QSB filed November 23, 2004, and incorporated herein by reference).

10.17 Consulting Agreement between the Company and TGR Group, LLC, dated January 27, 2004 (included as Exhibit 10.22 to the Form 10-QSB filed November 23, 2004, and incorporated herein by reference).

10.18 Sales Agreement between the Company and Jackson County Fire Department, dated July 7, 2004 (included as Exhibit 10.23 to the Form 10-QSB filed November 23, 2004, and incorporated herein by reference).

                                       64

10.19 Marketing and Distribution Agreement between the Company and Marine Holdings, Inc., dated March 1, 2005 (included as Exhibit 10.1 to the 8-K filed
March  4,  2005,  and  incorporated  herein  by  reference).

10.20 Business Services Agreement between the Company and Dutchess Advisors, LLC, dated March 1, 2005 (included as Exhibit 10.26 to the Form 10-QSB filed May 16, 2005, and incorporated herein by reference).

10.21 Investment Agreement between the Company and Preston Capital Partners, dated August 24, 2005.

10.22 Placement Agent Agreement between the Company, Preston, and U.S. Euro Securities, dated August 24, 2005.

23.1  Consent  of  Michael  Johnson  &  Co.,  LLC

23.2  Consent  of  Counsel  (contained  in  Exhibit  5.1).

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Washington, State of Missouri, on August 24, 2005

XTREME  COMPANIES,  INCORPORATED

 By:/s/  Kevin  Ryan
-------------------------------------
    Kevin  Ryan
    Chief  Executive  Officer  and  Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                                          Date

/s/  Kevin  Ryan                                   August 24,  2005
----------------------------------------------
Kevin  Ryan,  Chief  Executive  Officer
and  Director

/s/  Barrett  Evans                                August 24,  2005
-------------------------
Barrett  Evans,  Interim  Chief  Financial  Officer,  Controller
and  Director

/s/  Michael  Novielli                             August 24,  2005
-----------------------------------------------
Michael  Novielli,  Director


/s/  Douglas  Leighton                             August 24,  2005
-----------------------------------------------
Douglas  Leighton,  Director


/s/  Theodore  J.  Smith,  Jr.                     August 24,  2005
-----------------------------------------------
Theodore  J.  Smith,  Jr.,  Director

                                       65